Exhibit 10.1

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED.  ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Execution Version

JEFFERIES FINANCE LLC	BARCLAYS
520 Madison Avenue	745 Seventh Avenue
New York, New York 10022	New York, New York 10019

June 29, 2015

CONFIDENTIAL

COMMITMENT LETTER

AMAG Pharmaceuticals, Inc.
1100 Winter Street
Waltham, MA 02451

Attention:  Frank E. Thomas, President and Chief Operating Officer

Re:                             Acquisition of CBR Acquisition Holdings Corp.

Ladies and Gentlemen:

You have advised Jefferies Finance LLC (“Jefferies Finance”) and Barclays Bank PLC (“Barclays”; Jefferies Finance and Barclays are referred to herein as the “Joint Lead Arrangers”, and are referred to, together with the Initial Lenders (as defined below), as “we” or “us”) that AMAG Pharmaceuticals, Inc., a Delaware corporation (the “Acquiror” or “you”), intends to acquire (the “Acquisition”) all of the issued and outstanding capital stock of CBR Acquisition Holdings Corp., a Delaware corporation (the “Target” and, together with its subsidiaries, the “Acquired Business”), from CBR Holdco, LLC, a Delaware limited liability company (the “Seller”), and to refinance (together with any applicable prepayment premium or fee, with the commitments thereunder being terminated, and all guarantees and security in respect thereof being terminated and released following repayment) substantially all of the existing indebtedness (the “Refinanced Debt”) of you and the Acquired Business (the “Refinancing”), other than indebtedness permitted to be outstanding under the Definitive Debt Documents (as defined herein), which shall include, among other things, (i)  the Acquiror’s 2.50% Convertible Senior Notes due 2019 in the original principal amount of $200.0 million (the “2019 Notes”) and (ii) indebtedness of the Acquired Business permitted to be incurred and remain outstanding under the Acquisition Agreement, which shall, in each case, remain outstanding immediately following the Closing Date (collectively, the “Surviving Debt”).  Capitalized terms used but not defined herein and defined in any exhibit hereto have the meanings assigned to them in such exhibit.  As used herein, the term “Closing Date” means the date of the consummation of the acquisition and the first extension of credit under the Facilities (as defined herein).

You have advised us that the total purchase price due on the Closing Date for the Acquisition (the “Purchase Price”), the Refinancing, and fees, commissions and expenses related to the Acquisition and

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED.  ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

the Refinancing, in each case payable by you or your affiliates on the Closing Date, is anticipated to be financed from the following sources:

(i)                                     a $350.0 million senior secured first lien term loan facility, having the terms set forth in Exhibit A hereto (the “Term Loan Facility”; the Term Loan Facility, together with any Incremental Facilities (as defined herein), are collectively referred to as the “Senior Credit Facilities”);

(ii)                                  the issuance and sale (the “Notes Offering”) of senior unsecured notes (the “Notes”) yielding gross proceeds of $450.0 million (or, if the offering of the Notes is not consummated prior to, or concurrently with, the Acquisition, the drawdown of senior unsecured increasing rate loans in an aggregate principal amount equal to (A) $450.0 million less (B) the gross cash proceeds received in respect of the issuance of the Notes (whether in escrow or otherwise) (the “Bridge Loans”) under a senior unsecured bridge loan facility having the terms set forth in Exhibits B and C hereto (the “Bridge Loan Facility” and, together with the Term Loan Facility, the “Facilities”) yielding gross proceeds of $450.0 million); and

(iii)                               cash on hand of the Acquiror and its subsidiaries, including the amount of the net cash proceeds (“New Equity Proceeds”) of the issuance of common equity or equity-linked securities of the Acquiror received by the Acquiror after the date hereof (the amounts described in this clause (iii), the “Balance Sheet Cash Contribution”) so long as the cash on hand of the Acquiror and its subsidiaries on the Closing Date after giving pro forma effect to the Transactions is not less than $75.0 million.

The transactions described in clauses (i)  and (ii) above are referred to as the “Debt Financing”; the Debt Financing, together with the Acquisition and the Refinancing and the payment of all related fees, commissions and expenses payable on the Closing Date by you or your affiliates, are collectively referred to as the “Transactions.” You and your subsidiaries (including the Target and its subsidiaries) are referred to herein as the “Company.” As used in this Commitment Letter and the other Debt Financing Letters (as defined below), the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”

1.                                      The Commitments.

In connection with the foregoing, (i) Jefferies Finance (either directly or through one of its affiliates) hereby severally and not jointly commits to provide 65.0% of each of the Facilities and (ii) Barclays hereby severally and not jointly commits to provide 35.0% of each of the Facilities (each of Jefferies Finance and Barclays, in such capacity, an “Initial Lender”), provided that the commitments of the Initial Lenders shall be several and not joint.

The commitments described in this Section 1 are collectively referred to herein as the “Commitments.”  The several obligations of each Initial Lender to the Borrower to fund the Facilities on the Closing Date are, in each case, on the terms and subject only to the conditions set forth in (i) this letter (including the exhibits, schedules and annexes hereto, collectively, this “Commitment Letter”) and (ii) the fee letter, dated as of the date hereof (the “Fee Letter” and, together with the Commitment Letter, the “Debt Financing Letters”), among you, Jefferies Finance and Barclays.  Notwithstanding anything to the contrary in any Debt Financing Letter, but subject to the Documentation Principles (as defined in Exhibit A hereto), the terms of this Commitment Letter are intended as an outline of the material provisions and

2

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED.  ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

terms of the Facilities, but do not include all of the terms that will be contained in the definitive documents relating to the Debt Financing, which shall be prepared by our counsel (collectively, the “Definitive Debt Documents”); provided that there shall be no closing condition contained in the Definitive Debt Documents that is not specifically set forth in Section 3 hereof, on Exhibit A or B to this Commitment Letter under the headings “Conditions Precedent to Initial Borrowing” and “Conditions”, respectively, or on Exhibit D to this Commitment Letter.  No party hereto has been authorized by us to make any oral or written statements or representations that are inconsistent with the Debt Financing Letters.

2.                                      Titles and Roles.  As consideration for the Commitments, you hereby appoint (a) Jefferies Finance and Barclays, and Jefferies Finance and Barclays hereby agree to act, as joint bookrunners and as joint lead arrangers for the Facilities (each of Jefferies and Barclays Capital, in such capacity, a “Joint Lead Arranger”) and (b) Jefferies Finance to act, and Jefferies Finance hereby agrees to act, as sole administrative agent and sole collateral agent for the Term Loan Facility and as sole administrative agent for the Bridge Loan Facility.  It is understood and agreed that no other titles shall be awarded and no compensation (other than that expressly contemplated by the Debt Financing Letters) shall be paid in connection with the Facilities, unless mutually agreed.  You further agree that Jefferies Finance shall have “left” placement in any and all marketing materials or other documentation used in connection with each of the Facilities and shall hold the leading role and responsibilities customarily associated with such “left” placement.

In addition, pursuant to an engagement letter satisfactory to the Joint Lead Arrangers (the “Engagement Letter”) between you and one or more banking or investment banking institutions of national prominence acceptable to us (collectively, the “Financial Institutions”) entered into on or prior to the date hereof, you have engaged the Financial Institutions to act as joint underwriters, joint initial purchasers and/or joint placement agents in connection with any public offering or private placement of any Notes, equity securities or equity-linked securities.

3.                                      Conditions Precedent.  The closing of the Facilities and the making of the initial loans under the Facilities on the Closing Date are conditioned upon (and solely upon) the satisfaction or waiver by us of each of the following conditions: (i) since the date hereof, no Company Material Adverse Effect (as defined below) shall have occurred, and no event shall have occurred that, individually or in the aggregate, with or without notice or the lapse of time, would reasonably be expected to result in a Company Material Adverse Effect; (ii) the other conditions expressly set forth in Exhibit A and Exhibit B under the heading “Conditions Precedent to Initial Borrowing”; and (iii) the other conditions expressly set forth in Exhibit D to this Commitment Letter.

For purposes hereof, “Company Material Adverse Effect” means any change, effect, event, occurrence, state of facts or development that, individually or in the aggregate, is, or would reasonably be expected to have or result in, a material adverse effect on the business, assets, results of operations or financial condition of the Acquired Business taken as a whole; provided, however, that any such change, effect, event, occurrence, state of facts or development, to the extent resulting from or arising in connection with the following, shall not be deemed in themselves, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been or will be, a Company Material Adverse Effect: any change, effect, event, occurrence, state of facts or development attributable to (i) the announcement or pendency of the transactions contemplated by the Acquisition Agreement; (ii) conditions affecting the industry in which the Acquired Business participates,

3

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED.  ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

the economy as a whole or the capital markets in general (including currency fluctuations) or the markets in which the Acquired Business operates; (iii)  the taking of any action required by the Acquisition Agreement; (iv) any change in, or proposed or potential change in, applicable laws or the interpretation thereof; (v) any change in GAAP or other accounting requirements or principles or the interpretation thereof; (vi) the failure of the Acquired Business to meet or achieve the results set forth in any projection or forecast (provided, that this clause (vi) shall not prevent a determination that any change or effect underlying such failure to meet projections or forecasts has resulted in a Company Material Adverse Effect (to the extent such change or effect is not otherwise excluded from this definition of Company Material Adverse Effect)); (vii) the commencement, continuation or escalation of a war, material armed hostilities or other material international or national calamity or act of terrorism; or (viii) earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters, weather conditions and other force majeure events in the U.S. or any other country or region in the world; provided that, in the case of clauses (ii), (iv), (vii) and (viii) above, if such change, effect, event, occurrence, state of facts or development disproportionately affects the Acquired Business as compared to other persons or businesses that operate in the industry in which the Acquired Business operates, then the disproportionate aspect of such change, effect, event, occurrence, state of facts or development may be taken into account in determining whether a Company Material Adverse Effect has or will occur.

Notwithstanding anything in the Debt Financing Letters, the Definitive Debt Documents or any other letter agreement or other undertaking concerning the financing of the Transactions to the contrary, (i) the only representations and warranties the accuracy of which shall be a condition to the availability of the Facilities and the making of the initial loans on the Closing Date shall be (A) such of the representations and warranties with respect to the Acquired Business in the Acquisition Agreement as are material to the interests of the Lenders or the Joint Lead Arrangers, but only to the extent that you have (or your applicable affiliate has) the right to terminate your (or its) obligations under the Acquisition Agreement or decline to consummate the Acquisition as a result of a breach of such representations and warranties (as determined without giving effect to any waiver, amendment, consent or other modification thereto) (collectively, the “Specified Acquisition Agreement Representations”) and (B) the Specified Representations (as defined below) and (ii) the terms of the Definitive Debt Documents and closing deliverables shall be in a form such that they do not impair availability of the Facilities and the making of the initial loans on the Closing Date if the conditions expressly set forth in the first paragraph of this Section 3 are satisfied or waived by us (it being understood that, to the extent any lien or security interest on or in any Collateral (other than to the extent that a lien on such Collateral may be perfected (x) by the filing of a financing statement under the Uniform Commercial Code or (y) by the delivery of stock certificates of the Borrower and its subsidiaries (which stock certificates shall be delivered on the Closing Date, provided that if after using commercially reasonable efforts such stock certificates cannot be delivered on the Closing Date, then such stock certificates must be delivered within five (5) Business Days after the Closing Date, as such period may be extended by the Administrative Agent in its sole discretion) which are required to be delivered under Exhibit A to this Commitment Letter) or is not or cannot be perfected on the Closing Date after your use of commercially reasonable efforts to do so, neither the perfection of such Collateral nor, in the case of real estate Collateral, the delivery of any related title policies, surveys, title insurance documents, endorsements or similar documentation shall constitute a condition precedent to the availability of the Facilities and the making of the initial loans on the Closing Date, but shall be required to be perfected within 90 days after the Closing Date (subject to extensions by the Administrative Agent, in its sole discretion).  For purposes hereof, “Specified Representations” means the representations and warranties of the Loan Parties set forth in the Definitive Debt Documents relating to corporate or other organizational existence of the Borrower and Guarantors,

4

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED.  ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

organizational power and authority (as to execution, delivery and performance of the applicable Definitive Debt Documents) of the Borrower and Guarantors, the due authorization, execution, delivery and enforceability of the applicable Definitive Debt Documents, solvency of the Borrower and its subsidiaries (which representation shall be consistent with the representation contained in Exhibit E hereto), no conflicts resulting from the entering into and performance of the Definitive Debt Documents with charter documents of the Borrower and Guarantors, Federal Reserve margin regulations, the Patriot Act, FCPA, OFAC, the Investment Company Act and, subject to permitted liens and the limitations set forth in the prior sentence, the creation, validity, perfection and priority of security interests in the Collateral (subject, in each case, to certain customary exceptions to be set forth in the Definitive Debt Documents and consistent with the Documentation Principles).  This paragraph shall be referred to herein as the “Certain Funds Provision”.

4.                                      Syndication.

(a)                                 Each Joint Lead Arranger reserves the right, at any time after the date hereof and prior to or after execution of the Definitive Debt Documents, to syndicate all or part of its (or its affiliated Initial Lender’s) Commitments to a syndicate of banks, financial institutions and other entities identified by the Joint Lead Arrangers in consultation with you and subject to your consent (which shall not be unreasonably withheld or delayed) (collectively with the Initial Lenders, the “Lenders”); provided that the Joint Lead Arrangers will not syndicate to (i) certain banks, financial institutions and other lenders or competitors of the Borrower or the Target that have been specified to us by you or in writing prior to the date hereof and (ii) any of the affiliates of such persons listed in clause (i) that are either (x) identified in writing by you prior to the Closing Date or (y) clearly identifiable on the basis of such affiliates’ names (the parties described in clauses (i) and (ii) above, collectively, “Disqualified Persons”); provided that the Borrower, upon reasonable notice to the Joint Lead Arrangers after the date hereof, shall be permitted to supplement in writing by name the list of persons that are Disqualified Persons to the extent such supplemented person becomes (x) a competitor of, or is or becomes an affiliate of, a competitor of the Borrower or the Target or their respective subsidiaries or (y) an affiliate of a Disqualified Person, which supplement shall be in the form of a list provided to the Administrative Agent, the Joint Lead Arrangers and the Lenders and become effective two business days after delivery to the Administrative Agent, the Joint Lead Arrangers and the Lenders, but which shall not apply retroactively to disqualify any parties that have previously acquired an assignment or participation interest in the either of the Facilities; provided further that any bona fide debt fund or investment vehicle (other than a bona fide debt fund or investment vehicle that is separately identified under clause (i) above) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit and securities in the ordinary course of business shall not be considered to be a competitor or an affiliate of a competitor; provided further that notwithstanding our right to syndicate the Commitments, (i) no Initial Lender shall be relieved, released or novated from its several obligation to fund a portion of the Facilities on the Closing Date in connection with any syndication, assignment or participation of either of the Facilities, including our respective Commitments in respect thereof, until after the Closing Date has occurred, (ii) no assignment or novation by us shall become effective as between us and you with respect to all or any portion of our respective Commitments until the initial funding of the Facilities and (iii) we shall retain exclusive control over the rights and obligations with respect to our respective Commitments in respect of the Facilities, including all rights with respect to consents, modifications, supplements and amendments, until the Closing Date has occurred, in each case, unless you and we agree in writing.  The Joint Lead Arrangers will exclusively manage all aspects of any such syndication in consultation with you, including decisions as to the selection of prospective Lenders to be approached, when they will be

5

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED.  ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

approached, when their commitments will be accepted, which prospective Lenders will participate, the allocation of the commitments among the Lenders, and the amount and distribution of fees.  Notwithstanding anything to the contrary contained in this Section 4, this Commitment Letter or the other Debt Financing Letters or any other letter agreement or undertaking concerning the financing of the Transactions to the contrary, unless otherwise expressly set forth on Exhibit D hereto, your obligations to assist in syndication efforts as provided herein (including the obtaining of the ratings referenced herein) shall not constitute a condition to the Commitments hereunder or the funding of the Facilities on the Closing Date, and the Commitments hereunder are not conditioned upon the syndication of or receipt of commitments in respect of the Facilities and in no event shall the commencement or successful completion of syndication of the Facilities constitute a condition to the availability of the Facilities and the making of the initial loans on the Closing Date.

(b)                                 We intend to commence our syndication efforts promptly upon your execution of this Commitment Letter and you agree to use commercially reasonable efforts to assist us until the date that is the earlier of (i) 60 days after the Closing Date and (ii) the date on which a Successful Syndication (as defined in the Fee Letter) is achieved but in no event shall such date be earlier than the Closing Date (such earlier date referred to in clause (i) and (ii), the “Syndication Date”).  Such assistance shall include:

(i)                                     your using commercially reasonable efforts to ensure that our syndication efforts benefit from your existing lending and investment banking relationships and, to the extent reasonably requested by you, existing lending and investment banking relationships of the Acquired Business to the extent reasonably practical and appropriate,

(ii)                                  your providing direct contact between appropriate members of your senior management, representatives and non-legal advisors, on the one hand, and the proposed Lenders, on the other hand (and (x) prior to the consummation of the Acquisition, your using commercially reasonable efforts (subject to the limitations on your rights set forth in the Acquisition Agreement, but including exercising your rights thereunder) to cause, and (y) thereafter, your causing, direct contact between appropriate members of senior management of the Acquired Business, on the one hand, and the proposed Lenders, on the other hand),

(iii)                               your assistance (and (x) prior to the consummation of the Acquisition, your using commercially reasonable efforts to cause, and (y) thereafter, your causing, the Acquired Business to assist) in the preparation of one or more customary confidential information memoranda (each, a “Confidential Information Memorandum”) and other customary marketing materials to be used in connection with the syndication of our Commitments (together with all Confidential Information Memoranda, the “Materials”), by providing such information and other customary materials as we may reasonably request in connection with the preparation of such Confidential Information Memoranda, including, in the case of information concerning the Acquired Business, by requiring the furnishing of information required to be furnished under the Acquisition Agreement, but subject to the limitations on your rights thereunder,

(iv)                              your using commercially reasonable efforts to obtain prior to the launch of primary syndication of the Facilities a monitored public corporate rating and a monitored public corporate family rating for the Borrower (after giving pro forma effect to the Transactions) from each of Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc. (“S&P”) and Moody’s Investors Service, Inc. (“Moody’s”), respectively, and monitored public facility ratings from

6

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED.  ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

each of S&P and Moody’s for each of the Term Loan Facility, the Notes and, if reasonably requested by the Joint Lead Arrangers, the Bridge Loan Facility (but, for the avoidance of doubt, not any specific rating in either such case), and

(v)                                 your hosting, with us, of meetings with prospective Lenders at such times and in such places as mutually agreed (including one general “bank meeting” and a reasonable number of “one on one” meetings), in each case to the extent reasonably requested by us and at such times and places as you and we, acting reasonably, may agree and, to the extent we request that senior management or appropriate representatives of the Acquired Business attend such meetings, you shall use your commercially reasonably efforts to cause them so to attend (without violation of the Acquisition Agreement, but including by exercising your rights thereunder).

(c)                                  You agree, at our request, to assist in the preparation of a version of any Materials consisting exclusively of information and documentation that is either (i) publicly available or (ii) not material with respect to you, the Target, or any of your or their respective subsidiaries for purposes of United States federal and state securities laws (such information and Materials, “Public Information”).  In addition, you agree that, unless specifically labeled “Private — Contains Non-Public Information,” no Materials disseminated to potential Lenders in connection with the syndication of the Facilities, whether through an Internet website, electronically, in presentations, at meetings or otherwise, will contain any Material Non-Public Information (as defined below).  Any information and documentation that is not Public Information is referred to herein as “Material Non-Public Information.” It is understood that in connection with your assistance described above, authorization letters will be included in any information package and presentation whereby you authorize the distribution of such information to prospective Lenders, it being understood that (x) the authorization letter for Public Information shall contain a representation by you to the Lenders that the Public Information does not include any such Material Non-Public Information and each letter shall contain a customary “10b-5” representation and (y) each such information package and presentation shall exculpate you, the Target, your and their respective affiliates and us and our respective affiliates with respect to any liability related to the use of the contents of such information package and presentation or any related marketing material by the recipients thereof.  You acknowledge and agree that the following documents contain and shall contain solely Public Information (unless you notify us promptly that any such document contains Material Non-Public Information): (i) draft and final Definitive Debt Documents with respect to the Facilities, (ii) customary administrative materials prepared by us for prospective Lenders (including a lender meeting invitation, Lender allocations, if any, and funding and closing memoranda), and (iii) term sheets and notification of changes in the terms of the Facilities.  You agreed to identify Public Information by clearly and conspicuously marking the same as “PUBLIC”.

(d)                                 You agree that all Materials and Information (as defined below) (including draft and execution versions of the Definitive Debt Documents and draft or final offering materials relating to contemporaneous securities issuances by the Company) may be disseminated for syndication purposes in accordance with our standard syndication practices (including through hard copy and via one or more internet sites (including an IntraLinks, SyndTrak or similar workspace), e-mail or other electronic transmissions).  Without limiting the foregoing, you authorize, and will use commercially reasonable efforts to maintain the contractual undertakings from the Acquired Business to authorize, the use of your and (subject to the limitations thereon set forth in the Acquisition Agreement) its logos in connection with any such dissemination.  You further agree that, at our expense, we may place advertisements in financial and other newspapers and periodicals or on a home page or similar place for dissemination of information

7

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED.  ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

on the Internet or worldwide web as we may choose, and circulate similar promotional materials, after the closing of the Transactions in the form of a “tombstone” or otherwise, containing information customarily included in such advertisements and materials, including (i) the names of the Acquiror, the Target and your and its respective affiliates (or any of them), (ii) our and our respective affiliates’ titles and roles in connection with the Transactions, and (iii) the amount, type and closing date of such Transactions, but subject to the limitations on disclosure of confidential information set forth in Section 9 hereof.

Notwithstanding anything to the contrary contained in this Commitment Letter or the Fee Letter, (i) none of the foregoing requirements of this Section 4 shall constitute a condition to the commitments hereunder or the funding of the Facilities on the Closing Date and (ii) neither the commencement nor the completion of the syndication of the Facilities shall constitute a condition precedent to the Closing Date or delay or interfere in any way with the negotiation of the Facilities and/or the funding thereof.

5.                                      Information.  You represent and warrant with respect to the Acquiror, the Target and your and its respective subsidiaries (provided that, with respect to information relating to the Target and its subsidiaries, such representation and warranty is to your knowledge) that:

(a)                                 all written information (excluding, for this purpose, all immaterial information) and data other than the Projections (as defined below), forward-looking information and information of a general economic or industry-specific nature (the “Information”) that has been or will be made available to us by or on behalf of you or any of your representatives with respect to the Acquiror, the Target or your or its respective subsidiaries in connection with the Transactions does not and will not, when taken as a whole, when furnished or on the Closing Date, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not materially misleading, taken as a whole, in light of the circumstances under which such statements are made, and

(b)                                 all projections, forecasts and other forward-looking information that have been or will be made available to us by you or on your behalf with respect to you, the Acquired Business or any of your or its respective subsidiaries (collectively, the “Projections”) have been or will be prepared in good faith based upon assumptions that are believed by you to be reasonable at the time made (it being understood that any such Projections are not to be viewed as facts, are not a guarantee of financial performance and are subject to uncertainties and contingencies, many of which are beyond your control, that no assurance can be given that any particular Projections will be realized, that actual results may differ and that such differences may be material).

You agree that, if at any time prior to the later of the Closing Date and the Syndication Date, you become aware that any of the representations and warranties in the preceding sentence would be incorrect in any material respect if the Information or Projections were then being furnished and such representations and warranties were then being made, you shall, at such time, supplement promptly such Information and/or Projections, as the case may be, in order that such representations and warranties (and with respect to the Target and its subsidiaries prior to the Closing Date, to your knowledge) will be correct in all material respects under those circumstances (and any such supplementation shall cure any breach of such representation and warranty).

You shall be solely responsible for Information, including the contents of all Materials.  We (i) will be relying on Information and data provided by or on behalf of you and the Acquired Business or any of your or its representatives or otherwise available from generally recognized public sources,

8

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED.  ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

without having independently verified the accuracy or completeness of the same, (ii) do not assume responsibility for the accuracy or completeness of any such Information and data and (iii) will not make an appraisal of your assets or liabilities or the assets or liabilities of the Acquired Business.

6.                                      Clear Market.  You agree that, from the date hereof until the Syndication Date, you and your subsidiaries will not, and you will use commercially reasonable efforts not to permit the Acquired Business to, directly or indirectly, (i) syndicate, place, sell or issue, (ii) attempt or offer to syndicate, place, sell or issue, (iii) announce or authorize the announcement of the syndication, placement, sale or issuance of, or (iv) engage in discussions concerning the syndication, placement, offering, sale or issuance of, any debt facility, debt security or convertible or equity-linked security or obligation (but excluding common equity and preferred stock not redeemable at the option of the holder thereof) of you, the Target or any of your or its respective subsidiaries (other than (x) the Debt Financing contemplated hereby and the financings contemplated by the Engagement Letter, (y) letters of credit, capital leases, purchase money indebtedness, equipment financings and, in the case of the Acquired Business, drawings under its revolving credit facility, in each case in the ordinary course of business, and (z) in the case of the Target and its subsidiaries, indebtedness permitted to be incurred prior to the Closing Date under the Acquisition Agreement), including any renewals or refinancings of any existing debt facility, without our prior written consent.

7.                                      Fees and Expenses.  As consideration for the Commitment and our other undertakings hereunder, you hereby agree to pay or cause to be paid to us and Jefferies for our respective accounts the fees, expenses and other amounts set forth in the Debt Financing Letters on the terms and conditions set forth therein.

8.                                      Indemnification and Waivers.  You agree to indemnify and hold harmless the Joint Lead Arrangers, the Lenders and our and their respective affiliates (including, in the case of Jefferies Finance, Jefferies LLC) and subsidiaries and each director, officer, trustee, shareholders employee, advisor, agent, affiliate, successor, assign, attorney in fact, partner, representative and controlling person of each of the foregoing (each an “Indemnified Person”) from and against any and all actions, suits, investigation, inquiry, claims, actual losses, damages, liabilities or proceedings of any kind or nature whatsoever which may be incurred by or asserted against or involve any such Indemnified Person as a result of or arising out of or in any way related to or resulting from the Debt Financing Letters, the Debt Financing, the Facilities, the use of proceeds thereof, the Transactions or the other transactions contemplated hereby or thereby (regardless of whether any such Indemnified Person is a party thereto and regardless of whether such matter is initiated by a third party or otherwise) (any of the foregoing, a “Proceeding”), and you agree to reimburse each Indemnified Person within 30 days after written demand therefor (which request shall include reasonably detailed backup documentation) for any reasonable and documented legal or other out-of-pocket expenses incurred in connection with investigating, defending, preparing to defend or participating in any such Proceeding (limited, in the case of legal fees and expenses, to one firm of primary counsel to such Indemnified Persons taken as a whole (and one or more firms of additional counsel as a result of any actual or reasonably perceived conflicts of interest for each class of similarly situated Indemnified Persons) and any reasonably necessary local counsel in each applicable jurisdiction);  provided, however, that no Indemnified Person will be indemnified for any such cost, expense or liability (a) to the extent determined by a final non-appealable judgment of a court of competent jurisdiction to have resulted from (i) the gross negligence, bad faith or willful misconduct of such Indemnified Person or its affiliates or (ii) a material breach of such Indemnified Person’s or its affiliate’s obligations under the Debt Financing Letters or (b) to the extent arising out of any dispute among Indemnified Persons (other

9

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED.  ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

than a dispute involving claims against any Indemnified Person in its capacity as administrative agent or arranger or any other agent or co-agent (if any) designated with respect to either Facility) that a court of competent jurisdiction has determined in a final non-appealable decision did not result from actions or omissions of the Acquiror, the Target or their respective direct or indirect parents, controlling persons or subsidiaries.  In the case of any Proceeding to which the indemnity in this paragraph applies, such indemnity and reimbursement obligations shall be effective, whether or not such Proceeding is brought by you, the Target, any of your or their respective affiliates, securityholders or creditors, an Indemnified Person or any other person, or an Indemnified Person is otherwise a party thereto and whether or not any aspect of the Debt Financing Letters, the Debt Financing or any of the Transactions is consummated.

Notwithstanding any other provision of this Commitment Letter, (i) no Indemnified Person shall be liable for any damages arising from the use by others of information or other materials obtained through internet, electronic, telecommunications or other information transmission systems, except to the extent that such damages have resulted from the willful misconduct, bad faith or gross negligence of such Indemnified Person or any of such Indemnified Person’s affiliates or any of its or their respective officers, directors, employees, agents, advisors or other representatives, in each case who are involved in or aware of the Transactions as determined by a final, non-appealable judgment of a court of competent jurisdiction and (ii) without in any way limiting the indemnification obligations set forth above, none of us, you, the Target or any Indemnified Person shall be liable for any indirect, special, punitive or consequential damages (including, without limitation, any loss of profits, business or anticipated savings) in connection with this Commitment Letter, the Fee Letter, the Transactions (including the Facilities and the use of proceeds thereunder), or with respect to any activities related to the Facilities, including the preparation of the Debt Financing Letters and the Definitive Debt Documents; provided, that nothing contained in the preceding clause (ii) shall limit your indemnification obligations set forth herein to the extent that such indirect, special, punitive or consequential damages are included in any third party claim in connection with which such Indemnified Person is entitled to indemnification hereunder.

You shall not be liable for any settlement of any Proceeding effected without your written consent (which consent shall not be unreasonably withheld or delayed), but if settled with your written consent or if there is a judgment by a court of competent jurisdiction in any such Proceeding, you agree to indemnify and hold harmless each Indemnified Person from and against any and all losses, claims, damages, liabilities and expenses by reason of such settlement or judgment in accordance with the other provisions of this Section 8.

You shall not, without the prior written consent of the affected Indemnified Person (which consent shall not be unreasonably withheld or delayed, it being understood that an Indemnified Person may withhold consent to a settlement that does not satisfy the criteria in clauses (i) and (ii) below), effect any settlement of any pending or threatened proceedings in respect of which indemnity could have been sought hereunder by such Indemnified Person unless such settlement (i) includes an unconditional release of such Indemnified Person in form and substance reasonably satisfactory to such Indemnified Person from all liability or claims that are the subject matter of such proceedings and (ii) does not include any statement as to or any admission of fault, culpability, wrong doing or a failure to act by or on behalf of any Indemnified Person.  Notwithstanding the foregoing, each Indemnified Person shall be obligated to refund and/or return promptly any and all amounts paid by you or on your behalf under this paragraph to such Indemnified Person for any such losses, claims, damages, liabilities and expenses to the extent such Indemnified Person is not entitled to payment of such amounts in accordance with the terms hereof.

10

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED.  ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

9.                                      Confidentiality.  This Commitment Letter and the Fee Letter are each delivered to you on the understanding that neither this Commitment Letter, any other Debt Financing Letter nor any of their terms or substance will be disclosed, directly or indirectly, to any other person or entity except (a) this Commitment Letter (but not the Fee Letter) may be disclosed as required by the rules and regulations of the Securities and Exchange Commission (the “SEC”) in connection with any filings with the SEC in connection with the Transactions (in which case you agree to inform us promptly thereof), (b) pursuant to the order of any court or administrative agency in any pending legal or administrative proceeding, or as otherwise required by applicable law or compulsory legal process (and in either such case you agree to inform us promptly thereof and to cooperate with us in securing a protective order in respect thereof to the extent lawfully permitted to do so), (c) to you and your officers, directors, employees, stockholders, affiliates, agents, attorneys, accountants and advisors on a confidential and need to know basis and only in connection with the Transactions, (d) the Term Sheets may be disclosed to rating agencies in connection with their review of the Facilities and the Notes Offering or the Borrower, (e) the information contained in this Commitment Letter (but not that contained in the Fee Letter) may be disclosed in any Confidential Information Memorandum and any offering materials for the Notes Offering or in connection with the syndication of the Facilities, (f) this Commitment Letter (but not the Fee Letter) may be disclosed to the Target, the Seller, their direct and indirect equity holders and their respective officers, directors, employees, attorneys, accountants, agents and advisors, in each case on a confidential basis and only in connection with the Transactions, (g) to the extent portions thereof have been redacted in a manner reasonably agreed by us, you may disclose the Fee Letter and the contents thereof to the Target, the Seller and their respective officers, directors, employees, attorneys, accountants and advisors, in each case on a confidential basis and only in connection with the Transactions, and (h) after the Closing Date, you may disclose to the Acquired Business’s auditors the Fee Letter and the contents thereof for customary accounting purposes, including accounting for deferred financing costs.  You may also disclose, on a confidential basis, the aggregate amount of fees (including original issue discount) payable under the Fee Letter as part of a generic disclosure regarding sources and uses (but without disclosing any specific fees or “flex” or other economic terms set forth therein) in connection with the syndication of the Facilities.

We and our respective affiliates shall use all non-public information received by us and them from you, the Target or your or its respective subsidiaries and representatives in connection with the Transactions solely for the purposes of providing the services contemplated by the Debt Financing Letters and shall treat confidentially all such non-public information; provided, however, that nothing herein shall prevent us from disclosing any such information (a) on a customary basis, to Moody’s and S&P in connection with obtaining ratings in connection with the Transactions (including ratings in connection with the Notes), (b) to any Lenders or participants or prospective Lenders or participants (other than persons who have, on the date of disclosure, effectively been designated as Disqualified Persons) and to any direct or indirect contractual counterparty to any credit default swap or similar derivative product (other than Disqualified Persons), (c) in any legal, judicial, administrative proceeding or other compulsory process or otherwise as required by applicable law, rule or regulations (in which case we will promptly notify you, in advance, to the extent practicable and permitted by law, rule or regulation, except in connection with any request as part of any regulatory audit or examinations conducted by accountants or any governmental regulatory authority exercising examination or regulatory authority), (d) upon the request or demand of any governmental or regulatory authority (including any self-regulatory authority) having jurisdiction over us or upon the good faith determination by counsel that such information should be disclosed in light of ongoing oversight or review by any governmental or regulatory authority (including any self-regulatory authority) having jurisdiction over us (in which case we shall, to the extent practicable and permitted by law, rule or regulation, except with respect to any audit or examination

11

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED.  ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

conducted by accountants or any governmental regulatory authority exercising examination or regulatory authority, promptly notify you, in advance, to the extent lawfully permitted to do so), (e) to our respective officers, directors, employees, legal counsel, independent auditors, professionals and other experts or agents working on the Transactions (collectively, “Representatives”) and who are informed of the confidential nature of such information and are or have been advised of their obligation to keep information of this type confidential, (f) to any of our respective affiliates or Representatives of our respective affiliates (provided that any such affiliate or Representative is advised of its obligation to retain such information as confidential) solely in connection with the Transactions, (g) to the extent any such information is or becomes publicly available other than by reason of improper disclosure by us, our respective affiliates or our respective Representatives in breach of this Commitment Letter, (h) to the extent that any such information is independently developed by us, any of our respective affiliates or any of our respective Representatives, (i) to the extent that such information is received by us or our affiliates from a third party that is not to our or our respective affiliates’ knowledge subject to confidentiality obligations to you and (j) to establish a “due diligence” defense, if applicable; provided that the disclosure of any such information to any Lenders or prospective Lenders or participants or prospective participants referred to above shall be made subject to the acknowledgment and acceptance by such Lenders or prospective Lenders or participant or prospective participant that such information is being disseminated on a confidential basis (on substantially the terms set forth in this paragraph or as is otherwise reasonably acceptable to you and us, including, without limitation, as agreed in any confidential information memorandum or other marketing materials) in accordance with our standard syndication processes or customary market standards for dissemination of such type of information.  Our obligations under this paragraph shall terminate two years from the date hereof.

Notwithstanding anything herein to the contrary, you and we (and any of your and our respective employees, respective representatives or other agents) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by the Debt Financing Letters and all materials of any kind (including opinions or other tax analyses) that are provided to you or us relating to such tax treatment and tax structure, except that (i) tax treatment and tax structure shall not include the identity of any existing or future party (or any affiliate of such party) to any Debt Financing Letter, and (ii) neither you nor we shall disclose any information relating to such tax treatment and tax structure to the extent nondisclosure is reasonably necessary in order to comply with applicable securities laws.  For this purpose, the tax treatment of the transactions contemplated by the Debt Financing Letters is the purported or claimed U.S. federal income tax treatment of such transactions and the tax structure of such transactions is any fact that may be relevant to understanding the purported or claimed U.S. federal income tax treatment of such transactions.

10.                               Conflicts of Interest; Absence of Fiduciary Relationship.  You acknowledge and agree that:

(a)                                 each of us and/or our respective affiliates and subsidiaries, including, in the case of Jefferies Finance, Jefferies Group LLC and its affiliates (each, a “Commitment Party Group”), in our and their capacities as principal or agent, are involved in a wide range of commercial banking and investment banking activities globally (including investment advisory, asset management, research, securities issuance, trading, and brokerage) from which conflicting interests or duties may arise and, therefore, conflicts may arise between (i) our interests and duties hereunder and (ii) the duties or interests or other duties or interests of another member of our respective Commitment Party Group,

12

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED.  ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(b)                                 we and any other member of a Commitment Party Group may, at any time, (i) provide services to any other person, (ii) engage in any transaction (on our or its own account or otherwise) with respect to you or any member of the same group as you or (iii) act in relation to any matter for any other person whose interests may be adverse to you or any member of your group (a “Third Party”), and may retain for our or its own benefit any related remuneration or profit, notwithstanding that a conflict of interest exists or may arise and/or any member of a Commitment Party Group is in possession or has come or comes into possession (whether before, during or after the consummation of the transactions contemplated hereunder) of information confidential to you; provided that such confidential information shall not be used by us or any other member of a Commitment Party Group in performing services or providing advice to any Third Party.  You accept that permanent or ad hoc arrangements/information barriers may be used between and within our divisions or divisions of other members of a Commitment Party Group for this purpose and that locating directors, officers or employees in separate workplaces is not necessary for such purpose,

(c)                                  information that is held elsewhere within us or a member of any Commitment Party Group, but of which none of the individual directors, officers or employees having primary responsibility for the consummation of the transactions contemplated by this Commitment Letter actually has knowledge (or can properly obtain knowledge without breach of internal procedures), shall not for any purpose be taken into account in determining our responsibilities to you hereunder,

(d)                                 neither we nor any other member of a Commitment Party Group shall have any duty to disclose to you, or utilize for your benefit, any non-public information acquired in the course of providing services to any other person, engaging in any transaction (on our or its own account or otherwise) or otherwise carrying on our or its business,

(e)                                  (i) neither we nor any of our respective affiliates have assumed any advisory responsibility or any other obligation in favor of the Acquiror, the Target or any of its or their affiliates except the obligations expressly provided for under the Debt Financing Letters, except for the advisory services of Jefferies LLC, (ii) we and our respective affiliates, on the one hand, and the Acquiror and its affiliates, on the other hand, have an arm’s-length business relationship that does not directly or indirectly give rise to, nor does the Acquiror or any of its affiliates rely on, any fiduciary duty on the part of us or any of our respective affiliates and (iii) we are (and are affiliated with) full service financial firms and as such may effect from time to time transactions for our own account or the account of customers, and hold long or short positions in debt, equity-linked or equity securities or loans of companies that may be the subject of the transactions contemplated by this Commitment Letter (and, in particular, we and any other member of a Commitment Party Group may at any time hold debt or equity securities for our or its own account in the Company).  With respect to any securities and/or financial instruments so held by us, any of our respective affiliates or any of our respective customers, all rights in respect of such securities and financial instruments, including any voting rights, will be exercised by the holder of such rights, in its sole discretion.  You hereby waive and release, to the fullest extent permitted by law, any claims you have, or may have, with respect to (i) any breach or alleged breach of fiduciary duty (and agree that we shall have no liability (whether direct or indirect) to you in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of you, including your stockholders, employees or creditors) and (ii) any conflict of interest arising from such transactions, activities, investments or holdings, or arising from our failure or the failure of any of our respective affiliates to bring such transactions, activities, investments or holdings to your attention, and

13

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED.  ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(f)                                   neither we nor any of our respective affiliates are advising you as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.  You shall consult with your own advisors concerning such matters and shall be responsible for making your own independent investigation and appraisal of the transactions contemplated by the Debt Financing Letters, and neither we nor our respective affiliates shall have responsibility or liability to you with respect thereto.  Any review by us, or on our behalf, of the Company, the Transactions, the other transactions contemplated by the Debt Financing Letters or other matters relating to such transactions will be performed solely for our benefit and shall not be on behalf of you or any of your affiliates.

11.                               Choice of Law; Jurisdiction; Waivers.  The Debt Financing Letters, and any claim, controversy or dispute arising under or related to the Debt Financing Letters (whether in contract or tort), shall be governed by, and construed in accordance with, the laws of the State of New York; provided, however, that the interpretation of any provisions of the Acquisition Agreement referred to in this Commitment Letter, including the determination of the accuracy of the Specified Acquisition Agreement Representations and the definition of “Company Material Adverse Effect” shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.  To the fullest extent permitted by applicable law, each of the parties hereto hereby irrevocably submits to the exclusive jurisdiction of any New York State court or federal court sitting in the County of New York and the Borough of Manhattan in respect of any claim, suit, action or proceeding arising out of or relating to the provisions of any Debt Financing Letter and irrevocably agrees that all claims in respect of any such claim, suit, action or proceeding may be heard and determined in any such court (provided that suit for the recognition or enforcement of any judgment obtained in any such New York State or Federal court may be brought in any other court of competent jurisdiction) and that service of process therein may be made by certified mail, postage prepaid, to its address set forth above and further agree that a final judgment in any such suit, action or proceeding shall be conclusive and many be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  You and we hereby waive, to the fullest extent permitted by applicable law, any objection that you or we may now or hereafter have to the laying of venue of any such claim, suit, action or proceeding brought in any such court, and any claim that any such claim, suit, action or proceeding brought in any such court has been brought in an inconvenient forum.  You and we hereby waive, to the fullest extent permitted by applicable law, any right to trial by jury with respect to any claim, suit, action or proceeding (whether based upon contract, tort or otherwise) arising out of or relating to the Debt Financing Letters, any of the Transactions or any of the other transactions contemplated hereby or thereby.  The provisions of this Section 11 are intended to be effective upon the execution of this Commitment Letter without any further action by you or us, and the introduction of a true copy of this Commitment Letter into evidence shall be conclusive and final evidence as to such matters.

12.                               Miscellaneous.

(a)                                 This Commitment Letter may be executed in one or more counterparts, each of which will be deemed an original, but all of which taken together will constitute one and the same instrument.  Delivery of an executed signature page of this Commitment Letter by facsimile, PDF or other electronic transmission will be effective as delivery of a manually executed counterpart hereof.

(b)                                 You may not assign any of your rights, or be relieved of any of your obligations, under this Commitment Letter without our prior written consent, which may be given or withheld in our

14

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED.  ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

reasonable discretion (and any purported assignment without such consent, at our sole option, shall be null and void) except that you may assign your rights hereunder without our prior written consent (x) to any of your subsidiaries that is a domestic “shell” company controlled by you that consummates or intends to consummate the Acquisition, so long as (i) you remain liable for all of your obligations under each of the Debt Financing Letters, (ii) each other Debt Financing Letter is contemporaneously assigned to the applicable assignee and (iii) such assignee agrees to be obligated on each Debt Financing Letter pursuant to documentation reasonably satisfactory to us and (y) in connection with any other assignment that occurs as a matter of law pursuant to, or otherwise substantially simultaneously with, the Acquisition at the closing of the Acquisition in accordance with the Acquisition Agreement.  We may at any time and from time to time assign all or any portion of our Commitments hereunder to one or more of our respective affiliates (provided that, unless you otherwise consent in writing to such assignment, we will remain liable for our obligations hereunder until the funding of the Facilities) or, subject to Sections 2 and 4 hereof, to one or more Lenders.  Any and all obligations of, and services to be provided by, us hereunder (including our respective Commitments) may be performed, and any and all of our rights hereunder may be exercised, by or through any of our respective affiliates or branches and we reserve the right to allocate, in whole or in part, to our respective affiliates or branches certain fees payable to us in such manner as we and our respective affiliates may agree in our and their sole discretion.  You further acknowledge that we may share with any of our respective affiliates, and such affiliates may share with us, any information relating to the Transactions, you or the Acquired Business (and your and their respective affiliates), or any of the matters contemplated in the Debt Financing Letters.

(c)                                  This Commitment Letter has been and is made solely for the benefit of you, us and the Indemnified Persons and your, our and their respective successors and assigns, and nothing in this Commitment Letter, expressed or implied, is intended to confer or does confer on any other person or entity any rights or remedies under or by reason of this Commitment Letter or your and our agreements contained herein.

(d)                                 The Debt Financing Letters set forth the entire understanding of the parties hereto as to the scope of the Commitments and our obligations hereunder and thereunder.  The Debt Financing Letters supersede all prior understandings and proposals, whether written or oral, between us and you relating to any financing or the transactions contemplated hereby and thereby.

(e)                                  You agree that we or any of our respective affiliates may disclose information about the Transactions to market data collectors and similar service providers to the financing community.

(f)                                   We hereby notify you that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the “PATRIOT Act”), each of us and each of the Lenders may be required to obtain, verify and record information that identifies the Borrower and the Guarantors, which information may include their names, addresses, tax identification numbers and other information that will allow each of us and the Lenders to identify the Borrower and the Guarantors in accordance with the PATRIOT Act.  This notice is given in accordance with the requirements of the PATRIOT Act and is effective for each of us and the Lenders.

13.                               Amendment; Waiver.  This Commitment Letter may not be modified or amended except in a writing duly executed by the parties hereto.  No waiver by any party of any breach of, or any provision of, this Commitment Letter shall be deemed a waiver of any similar or any other breach or

15

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED.  ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

provision of this Commitment Letter at the same or any prior or subsequent time.  To be effective, a waiver must be set forth in writing signed by the waiving party.

14.                               Surviving Provisions.  Notwithstanding anything to the contrary in this Commitment Letter, except as set forth in the immediately succeeding sentence: (i) Sections 6 to and including 15 hereof shall survive the expiration or termination of this Commitment Letter, regardless of whether the Definitive Debt Documents have been executed and delivered or the Transactions consummated, and (ii) Sections 2, 4 and 6 to and including 13 hereof shall survive execution and delivery of the Definitive Debt Documents and the consummation of the Transactions.  Upon execution and delivery of the Definitive Debt Documents, except as otherwise provided in the immediately preceding sentence, the provisions of this Commitment Letter shall be superseded in their entirety by those set forth in the Definitive Debt Documents.

15.                               Acceptance, Expiration and Termination; Reduction.  Please indicate your acceptance of the terms of the Debt Financing Letters by returning to us executed counterparts of the Debt Financing Letters not later than 5:00 p.m., New York City time, on June 29, 2015 (the “Deadline”).  The Debt Financing Letters are conditioned upon your contemporaneous execution and delivery to us, and the contemporaneous receipt by us, of executed counterparts of each Debt Financing Letter on or prior to the Deadline.  This Commitment Letter will expire at such time in the event that you have not returned such executed counterparts to us by such time.  Thereafter, except with respect to any provision that expressly survives pursuant to Section 14, this Commitment Letter (but not the Fee Letter) will terminate automatically on the earliest of (i) the date that is five business days after the valid termination of the Acquisition Agreement prior to the closing of the Acquisition, (ii) the closing of the Acquisition (unless the Initial Lenders have failed to fund in breach of their obligations hereunder), and (iii) 5:00 p.m., New York City time, on the earlier of (x) the Outside Date, as defined in the Acquisition Agreement and (y) October 26, 2015.  You may terminate this Commitment Letter and the Initial Purchasers’ Commitments hereunder in full, or reduce such Commitments on a pro rata basis between the Initial Lenders, at any time, subject to the terms of this Section 14  and the Fee Letter; provided, however, that no such reduction of Commitments hereunder prior to the Closing Date may reduce the aggregate Commitments (pro rata between the Initial Lenders) to less than $600,000,000, so long as (I) the aggregate Commitments under the Term Loan Facility equal an amount that is either at least $250,000,000 or zero and (II) the aggregate Commitments under the Bridge Loan Facility equal an amount that is either at least $300,000,000 or zero.  In addition, (x) our Commitments hereunder to provide Bridge Loans shall automatically be reduced, on a dollar-for-dollar basis, by the aggregate gross proceeds from the issuance or sale of the Notes upon the closing thereof (whether in escrow or otherwise) and (y) receipt of New Equity Proceeds on or prior to the Closing Date will reduce the Commitments (pro rata between the Initial Lenders) on a dollar-for-dollar basis until the aggregate Commitments are equal to $600,000,000, allocated at your discretion, but subject to clauses (I) and (II) of the proviso to the preceding sentence.

Each of the parties hereto agrees that this Commitment Letter is a binding and enforceable agreement with respect to the subject matter contained herein, including an agreement to negotiate in good faith the Loan Documents by the parties hereto in a manner consistent with this Commitment Letter, it being acknowledged and agreed that the commitments provided hereunder by the Commitment Parties are subject only to the conditions precedent set forth in Section 3 hereof, including the execution and delivery of the Loan Documents (which shall be negotiated in good faith as required by the Documentation Principles).

16

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED.  ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

[Signature Pages Follow.]

17

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED.  ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

We are pleased to have the opportunity to work with you in connection with this important financing.

Very truly yours,

JEFFERIES FINANCE LLC

By:	/s/ Brian Buoye
	Name:	Brian Buoye
	Title:	Managing Director

[Signature Page to Commitment Letter]

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED.  ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

BARCLAYS BANK PLC

By:	/s/ Jeremy Hazan
	Name:	Jeremy Hazan
	Title:	Managing Director

[Signature Page to Commitment Letter]

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED.  ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Accepted and agreed to as of the
date first above written:

AMAG PHARMACEUTICALS, INC.

By:	/s/ Frank E. Thomas
	Name:	Frank E. Thomas
	Title:	Chief Operating Officer

[Signature Page to Commitment Letter]

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED.  ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXHIBIT A TO COMMITMENT LETTER

SUMMARY OF TERMS OF SENIOR CREDIT FACILITIES

Set forth below is a summary of the principal terms of the Senior Credit Facilities and the documentation related thereto.  Capitalized terms used and not otherwise defined in this Exhibit A have the meanings set forth elsewhere in this Commitment Letter.

I. Parties

Borrower	AMAG Pharmaceuticals, Inc. (the “Borrower”).

Guarantors

Each of the direct and indirect wholly-owned subsidiaries of the Borrower (other than (i) any foreign subsidiary (defined to include any subsidiary that is a “controlled foreign corporation” within the meaning of section 957 of the United States Tax Code of 1986, as amended (a “CFC”)), (ii) any direct or indirect U.S. subsidiary of a direct or indirect foreign subsidiary of the Borrower, (iii) any U.S. subsidiary if it has no material assets other than equity interests of one or more foreign subsidiaries, (iv) immaterial subsidiaries (to be defined in a mutually acceptable manner as to individual and aggregate revenues or assets excluded), (v) captive insurance companies, (vi) not-for profit subsidiaries, (vii) special purpose entities reasonably satisfactory to the Administrative Agent, (viii) in the case of any hedging obligations, any subsidiary that is not an “Eligible Contract Participant” as defined in the Commodity Exchange Act, (ix) other subsidiaries to the extent a guarantee by any such subsidiary is not permitted by law, regulation or contract existing on the Closing Date or on the date any such subsidiary is acquired or organized (as long as, in the case of an acquisition of a subsidiary, such prohibition in respect of such contract did not arise as part of or in contemplation of such acquisition), in each case to the extent, and so long as, such law, regulation or contract prohibits such subsidiary from becoming a guarantor, (x) any subsidiary acquired pursuant to a permitted acquisition or investment that is subject to indebtedness permitted to be assumed pursuant to the Loan Documents and any subsidiary thereof that guarantees such indebtedness, in each case to the extent, and so long as, such indebtedness prohibits such subsidiary from becoming a guarantor, (xi) any subsidiary where the Administrative Agent and the Borrower agree that the cost or burden of obtaining a

Exhibit A-1

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED.  ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

guarantee by such subsidiary would be excessive in light of the practical benefit to the Lenders afforded thereby, (xii) unrestricted subsidiaries, (xiii) any Massachusetts securities corporation, if the granting of a guarantee by such corporation would result in adverse tax or other consequences to the Borrower or such subsidiary and (xiv) other exceptions to be mutually agreed upon, in each case so long as such person does not guarantee any indebtedness of the Borrower or any other Loan Party) (collectively, the “Guarantors;” the Borrower and the Guarantors, collectively, the “Credit Parties”).

Joint Lead Arrangers and Bookrunners

Jefferies Finance LLC (“Jefferies Finance”) and Barclays Bank PLC (“Barclays”; Jefferies Finance and Barclays, in such capacity, the “Joint Lead Arrangers”). The Joint Lead Arrangers will perform the duties customarily associated with such role

Administrative Agent

Jefferies Finance and/or one or more of its designees (in such capacity, the “Administrative Agent”). The Administrative Agent will perform the duties customarily associated with such role. Any such designee that is not an affiliate of Jefferies Finance will be subject to the approval of the Borrower, which approval may not be unreasonably withheld, delayed or conditioned.

Collateral Agent

Jefferies Finance and/or one or more of its designees (in such capacity, the “Collateral Agent”). The Collateral Agent will perform the duties customarily associated with such role. Any such designee that is not an affiliate of Jefferies Finance will be subject to the approval of the Borrower, which approval may not be unreasonably withheld, delayed or conditioned.

Lenders

A syndicate of banks, financial institutions and other institutions (including the Initial Lenders) other than Disqualified Persons (collectively, the “Lenders”) identified by the Joint Lead Arrangers and reasonably acceptable to the Borrower.

Closing Date

The date, on or before the date on which the Commitments are terminated in accordance with Section 15 of the Commitment Letter, on which the Acquisition is consummated and the initial funding of the Loans occurs (the “Closing Date”).

Exhibit A-2

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED.  ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Loan Documents

The definitive documentation governing or evidencing the Senior Credit Facilities (collectively, the “Loan Documents”) (a) shall be consistent with the Commitment Letter and the Fee Letter, will contain only those conditions to borrowing, mandatory prepayments, representations, warranties, covenants and events of default referred to in this Commitment Letter (subject to modification in accordance with the “market flex” provisions of the Fee Letter) and consistent with loan documentation terms customary and usual for facilities and transactions of this type (but in no event including any conditions to borrowing not set forth in the Commitment Letter (including this Summary of Terms and Exhibits B and D hereto)), and (b) shall be negotiated in good faith by the Borrower and the Joint Lead Arrangers giving due regard to (i) the terms set forth in certain precedent loan documents to be mutually agreed by the Borrower and the Joint Lead Arrangers, (ii) the differences in the business of the borrower under such precedent documentation on one hand, and the Borrower and its subsidiaries, on the other hand, (iii) the operational and strategic requirements of the Borrower and its subsidiaries in light of their size, industries, businesses and business practices, operations, financial accounting, matters disclosed in the Acquisition Agreement and the Projections delivered to the Joint Lead Arrangers prior to the date of the Commitment Letter, (iv) certain baskets, thresholds and exceptions will be adjusted in light of the EBITDA and total assets of the Borrower and its restricted subsidiaries, and (v) the prevailing market conditions at the time of syndication of the Facilities. This paragraph and the provisions herein are referred to as the “Documentation Principles”.

II. Senior Credit Facilities

Term Loan Facility

A 6-year senior secured first lien term loan facility in an aggregate principal amount equal to $350.0 million (the “Term Loan Facility”; the loans thereunder, the “Term Loans” or the “Loans”).

The full amount of the Term Loan Facility (other than any Incremental Term Loans) shall be drawn in a single drawing on the Closing Date.  Amounts borrowed under the Term Loan Facility that are repaid or prepaid may not be reborrowed.

Exhibit A-3

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED.  ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Final Maturity and Amortization of Term Loan Facility

The Term Loan Facility will mature on the date that is six years after the Closing Date and will amortize at an annual rate of [***]% in equal quarterly installments of [***]% of the original principal amount of the Term Loan Facility, with the balance payable on the sixth anniversary of the Closing Date.  The first installment shall be due and payable on the last day of the first full fiscal quarter following the Closing Date.

Notwithstanding any of the foregoing, the Loan Documents shall provide the right for individual Lenders under the Term Loan Facility to agree to extend the maturity date of the outstanding Term Loans (which may include, among other things, an increase in the interest rate payable with respect to such extended Term Loans, with such extension not subject to any financial test or “most favored nation” pricing provision) upon the request of the Borrower and without the consent of any other Lender pursuant to customary procedures to be agreed; it being understood that each Lender under the applicable tranche or tranches that are being extended shall have the opportunity to participate in such extension on the same terms and conditions as each other Lender in such tranche or tranches; provided, further that it is understood that no existing Lender will have any obligation to commit to any such extension.  The terms of the extended Term Loans shall be substantially similar to the Term Loans except for interest rates, fees, amortization (so long as, prior to the final stated maturity of the Term Loans, the amortization of such extended Term Loans does not exceed equal quarterly installments in an aggregate annual amount equal to [***]% of the original principal amount of the extended Term Loans), final maturity date, provisions requiring optional and mandatory prepayments to be directed first to the non-extended Term Loans prior to being applied to extended Term Loans and certain other provisions to be agreed, provided that the extended Term Loans shall not benefit from Guarantees or Collateral that do not also benefit the existing Term Loans, and further provided that other terms of the extended Term Loans may differ from the Term Loans to the extent such differences do not apply until after the final stated maturity of the Term Loans.

The Administrative Agent and Borrower shall be permitted to effect such amendments to the Loan Documents as may be necessary or appropriate to give

Exhibit A-4

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED.  ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

effect to the foregoing, including conforming amendments (which may be in the form of an amendment and restatement), without the consent of any Lender, other than the Lenders agreeing to extend such extended Term Loans.

Incremental Credit Facilities

The Borrower shall have the right to increase the size of or incur additional loans under the Term Loan Facility and/or establish revolving credit commitments under a revolving credit facility (a “Revolving Credit Facility”) (including, at the Borrower’s election and with the Administrative Agent’s approval, subfacilities for swing line loans and letters of credit) (such new commitments, (x) with respect to the Term Loan Facility, “Incremental Term Loan Commitments” and such new loans, “Incremental Term Loans” and (y) with respect to any such Revolving Credit Facility, “Incremental Revolving Commitments” and such new loans, “Incremental Revolving Credit Loans”; each of the Incremental Term Loans and Incremental Revolving Commitments may hereinafter be referred to as the “Incremental Facility”), at any time after the Closing Date, from willing existing Lenders and/or Additional Lenders (as defined below); in an aggregate principal amount not to exceed the sum of (A) $225.0 million, less the aggregate principal amount of all Incremental Equivalent Debt (as defined below) issued and/or incurred in reliance on this clause (A) plus (B) the aggregate amount of all voluntary prepayments and voluntary commitment reductions of the Senior Credit Facilities (with respect to any Revolving Credit Facility, to the extent accompanied by a permanent reduction of the revolving commitments) (other than to the extent such voluntary prepayment is funded with proceeds of indebtedness) plus (C) an unlimited additional amount at any time so long as the First Lien Net Leverage Ratio (as defined below), on a pro forma basis after giving effect to such Incremental Facility and any acquisition consummated in connection therewith, and all other appropriate pro forma adjustments under the Loan Documents ((1) assuming all Incremental Revolving Commitments incurred on such date were fully drawn and (2) without netting the cash proceeds of any borrowing under the Incremental Facility being incurred), does not exceed the First Lien Net Leverage Ratio on the Closing Date (the amount under clauses (A), (B) and (C), the “Available Incremental Amount”);

Exhibit A-5

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED.  ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

provided, that,

(i) no event of default shall have occurred and be continuing, or would immediately result after giving effect to, such Incremental Term Loan Commitments, Incremental Revolving Commitments and the proposed Incremental Term Loans and Incremental Revolving Credit Loans, as applicable (subject to customary “SunGard” limitations to the extent the proceeds of any Incremental Facility are being used to finance a permitted acquisition),

(ii) any Incremental Facility shall have a maturity date no earlier than the original maturity date of the Term Loan Facility, any Revolving Credit Facility or Incremental Revolving Commitments will not have any mandatory commitment reductions prior to the original maturity date of the Term Loan Facility, and any Incremental Term Loans and shall have a weighted average life to maturity no shorter than the weighted average life to maturity of the Term Loan Facility,

(iii) in connection with any Incremental Term Loans incurred within 18 months following the Closing Date, the initial yield (to be defined to include all applicable margin, LIBOR floor, upfront fees, original issue discount or similar yield-related discounts (equating upfront fees and original issue discount or similar yield-related discounts to interest based upon an assumed four year average life to maturity, or, if shorter, the average life to maturity of the related Incremental Term Loans), but excluding any customary underwriting, arrangement or similar fees in connection therewith that are not paid to all of the Lenders providing the Incremental Term Loans) of the Incremental Term Loans shall be no greater than [***]% per annum higher than the yield applicable to the existing Term Loan Facility (or, if such initial yield on the Incremental Term Loans exceeds the yield on the existing Term Loan Facility, then the interest rate margin for the existing Term Loan Facility shall automatically be increased to equal such initial yield on the Incremental Term Loans, less [***]%), it being agreed that any increase in yield to the existing Term Loan Facility required due to the application of an Adjusted LIBOR or Base Rate floor on any Incremental Term Loan shall be effected solely through an increase in (or implementation of, as applicable) any Adjusted LIBOR or Base Rate floor

Exhibit A-6

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED.  ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

applicable to the existing Term Loan Facility),

(iv) the representations and warranties of the Credit Parties set forth in the Loan Documents shall be true and correct in all material respects (without duplication of any materiality qualifiers set forth therein) immediately prior to, and immediately after giving effect to, the establishment of such Incremental Facility (although any representations and warranties which expressly relate to a given date or period shall be required to be true and correct in all material respects (without duplication of any materiality qualifiers set forth therein) as of the respective date or for the respective period, as the case may be) (subject to customary “SunGard” limitations to the extent the proceeds of any Incremental Facility are being used to finance a permitted acquisition),

(v) any Incremental Revolving Commitment will be documented solely as an establishment of the Revolving Credit Facility or increase to the commitments with respect to the Revolving Credit Facility, without any change in terms except as set forth above and except for provisions reasonably satisfactory to the Administrative Agent and customary for revolving credit facilities, including, without limitation (x) customary provisions relating to borrowing procedures and requirements, which must be satisfactory to the Borrower, the Administrative Agent and each Lender or Additional Lender providing such Incremental Revolving Credit Facility, (y) customary differences with respect to assignments and (z) customary voting and approval rights of any letter of credit issuer or swing line lender,

(vi) the Incremental Facilities will have the same guarantees as, and be secured on a pari passu basis by the same collateral securing, the Term Loan Facility; and

(vii)         except as otherwise required in clauses (i) through (vi), all other terms of such Incremental Facility, if not consistent with the terms of the existing Term Loan Facility or Revolving Facility, as applicable, will be as agreed between the Borrower and the lenders providing such Incremental Facility; provided that such Incremental Facility shall have covenants and defaults no more restrictive (excluding pricing, optional prepayment or redemption terms, call protections and premiums) than those under the Term Loan Facility (except for covenants

Exhibit A-7

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED.  ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

or other provisions applicable only to periods after the latest final maturity date of the Term Facilities existing at the time of such incurrence of Incremental Facilities), unless otherwise mutually agreed by the Borrower and the Administrative Agent.

The Borrower may seek Incremental Term Loan Commitments and Incremental Revolving Commitments from existing Lenders (each of which shall be entitled to agree or decline to participate in its sole discretion) and additional banks, financial institutions and other institutional lenders or investors who will become Lenders in connection therewith (“Additional Lenders”); provided that the Administrative Agent shall have consent rights (not to be unreasonably withheld or delayed) with respect to such Additional Lender, if such consent would be required under the heading “Assignments and Participations” for an assignment of loans or commitments, as applicable, to such Additional Lender.

For purposes of this Summary of Terms, unless the context otherwise requires, Incremental Term Loans (and extended Term Loans, as referred to above) shall constitute “Term Loans”. Incremental Term Loans will participate pro rata (or on a basis less than pro rata) in mandatory prepayments of the Term Loans, but Incremental Revolving Facilities will not be required to be prepaid in connection with any mandatory prepayment prior to the repayment or prepayment in full of the Term Facility and all Incremental Term Facilities.

“First Lien Net Leverage Ratio” shall be calculated in the same manner as the Total Net Leverage Ratio, as described below under “Incremental Equivalent Debt”, excluding from the numerator of such ratio any consolidated funded indebtedness of the Borrower that is (a) unsecured or (b) secured by a lien ranking junior to the liens of the Loan Documents.

Incremental Equivalent Debt:

In addition, the Borrower may, in lieu of adding Incremental Term Facilities, utilize any part of the Available Incremental Amount at any time by issuing or incurring Incremental Equivalent Debt (as defined below); provided that (i) the final maturity date of any such Incremental Equivalent Debt shall not be earlier than the ninety-first day following the latest maturity date

Exhibit A-8

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED.  ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

of the then outstanding Term Loan Facility and any outstanding Incremental Term Facility, (ii) the terms of such Incremental Equivalent Debt shall not provide for any scheduled repayment, mandatory redemption, sinking fund obligations or other payments of principal prior to the latest maturity date of the then outstanding Term Loan Facility and any outstanding Incremental Term Facility, other than customary offers to purchase upon a change of control, asset sale or casualty or condemnation event and customary acceleration rights upon an event of default, (iii) there shall be no borrowers or guarantors in respect of such Incremental Equivalent Debt that are not the Borrower or a Guarantor, (iv) any secured Incremental Equivalent Debt shall (x) be subject to an intercreditor agreement on terms reasonably acceptable to the Administrative Agent and (y) not be secured by any property or assets of, the Borrower or any restricted  subsidiary other than Collateral, and (v) the terms and conditions of such Incremental Equivalent Debt (excluding pricing, interest rate margins, fees, discounts, rate floors and optional prepayment or redemption terms) shall not (taken as a whole) be materially more favorable (as determined in good faith by the board of directors of the Borrower) to the lenders or noteholders providing such Incremental Equivalent Debt, than those applicable to the Senior Credit Facilities (except for covenants or other provisions applicable only to periods after the latest final maturity date of the Senior Credit Facilities existing at the time of such incurrence of Incremental Equivalent Debt).

“Incremental Equivalent Debt” means indebtedness, in an amount not to exceed the then Available Incremental Amount, incurred by the Borrower consisting of the issuance of first lien, junior lien or unsecured notes or junior lien or unsecured loans, in each case in respect of the issuance of notes, issued in a public offering, Rule 144A or other private placement or bridge financing in lieu of the foregoing, in each case subject to the provisions hereof applicable to Incremental Facilities and customary conditions to be agreed (except, to the extent such Incremental Equivalent Debt will be used to finance a permitted acquisition or other acquisition permitted under the Loan Documents, the condition that there be no event of default may be limited solely to payment and bankruptcy events of default); provided that (i) in determining amounts available under clause (C) of the

Exhibit A-9

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED.  ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Available Incremental Amount, the reference to the First Lien Net Leverage Ratio test therein shall be supplanted, in the case of Incremental Equivalent Debt (A) that is secured by a lien on Collateral ranking lower than pari passu with to the lien on Collateral securing the Senior Credit Facilities, by a test that the pro forma Total Secured Net Leverage Ratio shall not be greater than the Total Secured Net Leverage Ratio on the Closing Date and, (B) that is unsecured, by a test that the pro forma Total Net Leverage Ratio shall not be greater than the Total Net Leverage Ratio on the Closing Date and (ii) Incremental Equivalent Debt shall not be subject to the requirement set forth in clause (iii) of proviso in the first paragraph under “Incremental Credit Facilities”, above.

“Total Net Leverage Ratio” means as of any date of determination, the ratio of (a) consolidated funded indebtedness of the Borrower and its restricted subsidiaries as of such date (net of up to $50.0 million of domestic unrestricted cash and cash equivalents and domestic cash and cash equivalents restricted in favor of the Collateral Agent), to (b) Consolidated Adjusted EBITDA of the Borrower and its restricted subsidiaries for the most recently ended four-fiscal quarter period for which financial statements have been delivered, calculated on a pro forma basis.  “Consolidated funded indebtedness” will include obligations for borrowed money, obligations evidenced by bonds, notes and similar instruments and capital lease and purchase money debt, and guarantees in respect of any of the foregoing, but will exclude (i) undrawn letters of credit, (ii) obligations that may be paid entirely in qualified stock at the option of the payor and (iii) the earnout obligations in respect of the 2014 Lumara Health acquisition (the “Lumara Earnout”) permitted acquisitions and investments, so long as such Lumara Earnout or earnout obligations, as the case may be, are not due and owing but unpaid.

“Consolidated Adjusted EBITDA” will be defined in accordance with the Documentation Principles and will include add backs to net income to be agreed upon (with certain customary limitations to be agreed upon), including add backs for taxes, interest expense (including hedging), commitment and similar fees, depreciation and amortization, non-cash charges, deductions, losses and expenses, extraordinary, unusual or nonrecurring losses

Exhibit A-10

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED.  ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

and expenses (determined in accordance with GAAP), proceeds of business interruption insurance, transaction fees and expenses, fees and expenses incurred in connection with license arrangements, acquisitions and other investments, whether or not consummated and without a dollar or percentage cap, restricted payments, dispositions not in the ordinary course of business and issuances of or amendments to debt or equity, in each case whether or not consummated, non-recurring or unusual costs and expenses (including integration costs, facility closure expenses, and severance costs), without a dollar or percentage cap, all gains and losses on sales of assets outside the ordinary course of business, restructuring and similar charges, severance, relocation costs, integration and new product development costs, board of directors fees and expenses, expenses, charges and losses due to the effects of purchase accounting, unrealized currency translation gains or losses, and (x) pro forma “run rate” cost savings, operating expense reductions and synergies related to the Transactions that are reasonably identifiable, factually supportable and projected by the Borrower in good faith to be reasonably expected to be realized within 18 months after the Closing Date (not to exceed 20% of Consolidated Adjusted EBITDA (before giving effect to this clause (x) or clause (y) below) when aggregated to amounts added back or adjusted pursuant to clause (y)) and (y) pro forma “run rate” cost savings, operating expense reductions and synergies related to acquisitions, dispositions and other specified transactions (including, for the avoidance of doubt, acquisitions occurring prior to the Closing Date), restructurings, cost savings initiatives and other restructuring initiatives that are reasonably identifiable and projected by the Borrower in good faith to be reasonably expected to be realized within 18 months after such acquisition, disposition or other specified transaction, restructuring, cost savings initiative or other initiative (not to exceed 20% of Consolidated EBITDA (before giving effect to this clause (y) and the foregoing clause (x)) when aggregated to amounts added back or adjusted pursuant to clause (x), and other add backs to be agreed upon. Notwithstanding the foregoing, Consolidated Adjusted EBITDA for periods prior to the Closing Date will be fixed at amounts to be agreed (subject to pro forma adjustment for subsequent transactions).

Exhibit A-11

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED.  ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

“Total Secured Net Leverage Ratio” shall be calculated in the same manner as the Total Net Leverage Ratio, excluding from the numerator of such ratio any consolidated funded indebtedness that is not secured by a lien.

Use of Proceeds

The proceeds of the Term Loans borrowed on the Closing Date, will be used to finance, in part, the Acquisition, the Refinancing of the Refinanced Debt of the Acquiror and the Acquired Business and to pay fees and expenses in connection with the foregoing.

The proceeds of any Incremental Facility will be used by the Borrower for general corporate purposes and other legal purposes of the Borrower and its restricted subsidiaries (including, without limitation, acquisitions permitted under the Loan Documents, other permitted investments, capital expenditures, refinancing of indebtedness and permitted restricted payments and distributions).

III. Certain Payment Provisions

Fees and Interest Rates	As set forth on Annex A-I hereto.

Optional Prepayments

Optional prepayments of borrowings under the Term Loan Facility will be permitted at any time, in minimum principal amounts to be agreed upon, without premium or penalty (subject (i) to reimbursement of the Lenders’ redeployment costs in the case of a prepayment of Adjusted LIBOR Loans other than on the last day of the relevant interest period and (ii) to payments of an amount provided below under the caption “Soft Call on Term Loans”). Voluntary prepayments of the Term Loans shall be applied to remaining scheduled amortization payments as directed by the Borrower (or, in absence of such direction, in direct order of maturity).

Mandatory Prepayments and Commitment Reductions	The following amounts will be applied to prepay the Term Loans:

•                  100% of the net cash proceeds of any incurrence of indebtedness after the Closing Date (other than indebtedness permitted under the Loan Documents) by the Borrower or any of its restricted subsidiaries (with additional exceptions to be agreed upon);

Exhibit A-12

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED.  ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

•                 within five business days after the receipt thereof, 100% of the net cash proceeds in excess of a threshold per fiscal year to be mutually and reasonably agreed of any non-ordinary course sale or other disposition of assets by the Borrower or any of its restricted subsidiaries (including (i) as a result of casualty or condemnation and (ii) any sale of the equity interests in any subsidiary of the Borrower (other than a sale by an unrestricted subsidiary), but with exceptions for sales of inventory and other ordinary course dispositions, obsolete, surplus or worn-out property, property no longer useful in the business, and the repayment of any indebtedness secured by a permitted lien on the asset subject to the prepayment event) subject to exceptions to be agreed and subject to the right to reinvest 100% of such proceeds, if such proceeds are reinvested in assets used or useful in the business (other than working capital, except for short term capital assets), permitted acquisitions or other investments, or to pay consideration under license arrangements, or committed to be reinvested within 12 months and, if so committed to be reinvested, so long as such reinvestment is actually completed within 180 days thereafter; and

•                  50% of “excess cash flow” (to be defined in a manner consistent with the Documentation Principles) for each fiscal year of the Borrower (commencing with the first full fiscal year ending after the Closing Date), with step-downs to 25% and 0% if the First Lien Net Leverage Ratio as of the last day of such fiscal year does not exceed levels to be agreed, less, in each case, the aggregate amount of voluntary prepayments (including assignments of Term Loans to the Borrower, in an amount equal to the purchase price thereof paid by the Borrower) made during the relevant fiscal year or, at the option of the Borrower (and without counting such amounts against the subsequent fiscal year’s excess cash flow prepayment), after year-end and prior to the time such excess cash flow prepayment is due, of (i) the Term Loan Facility and (ii) any Revolving Credit Facility to the extent, in the case of this clause (ii), that such prepayments are accompanied by a corresponding reduction in the commitments under the Revolving Credit Facility and, in the case of both

Exhibit A-13

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED.  ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

clauses (i) and (ii) above, other than prepayments funded with the proceeds of long-term indebtedness (which, in the case of loans prepaid at a discount to par, will be limited to the actual amount of cash paid to lenders in connection with such prepayment (as opposed to the face amount of the loans so prepaid)) and (ii) excess cash flow shall be reduced for, among other things, cash used for capital expenditures and licensing, permitted acquisitions and investments, earn-outs to the extent earned and/or paid during such fiscal year (without counting such amounts against a subsequent fiscal year), consideration paid under licensing arrangements, and restricted payments (in each case, to the extent financed with internally generated cash (to be defined in a manner consistent with the Documentation Principles)).

Prepayments from foreign restricted subsidiaries’ excess cash flow and asset sale proceeds (to the extent otherwise required) will be limited under the Loan Documents to the extent (x) the repatriation of funds to fund such prepayments is prohibited, restricted or delayed by applicable laws or (y) repatriation of funds to fund such prepayment would result in material adverse tax consequences.

All mandatory prepayments are subject to permissibility under (a) local law (e.g., financial assistance, corporate benefit, restrictions on upstreaming of cash intra-group and the fiduciary and statutory duties of the directors of the relevant restricted subsidiaries) and (b) organizational document restrictions (including as a result of minority ownership). The non-application of any such mandatory prepayment amounts as a result of the foregoing provisions will not constitute a default or an event of default and such amounts shall be available for working capital purposes of the Borrower and its restricted subsidiaries. The Borrower will undertake to use commercially reasonable efforts to overcome or eliminate any such restriction and/or minimize any such costs of prepayment and/or use the other cash resources of the Borrower and its restricted subsidiaries (subject to the considerations above) to make the relevant payment. Notwithstanding the foregoing, any prepayments made after application of the above provision shall be net of any costs, expenses or taxes incurred by the Borrower and its restricted subsidiaries or any of its affiliates or

Exhibit A-14

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED.  ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

equity partners and arising as a result of compliance with the preceding sentence.

All such mandatory prepayments shall be applied without premium or penalty (except for breakage costs, if any, and premiums, if any described below) and shall be applied to unpaid installments of principal of the Term Loan Facility in direct order of maturity.

Any Lender may elect to decline all or a portion of any such mandatory prepayment of the Term Loans held by such Lender, in which case such prepayment (or portion thereof) shall be retained by the Borrower (such amount, the “Declined Amount”).

Soft Call on Term Loans

The Borrower shall pay a prepayment premium in connection with any Repricing Event (as defined below) with respect to all or any portion of the Term Loans that occurs on or before the date that is [***] after the Closing Date, in an amount not to exceed [***]% of the principal amount of the Term Loans subject to such Repricing Event (the “Prepayment Premium”). The term “Repricing Event” shall mean (i) any prepayment or repayment of Term Loans with the proceeds of, or any conversion of Term Loans into, any new or replacement tranche of term loans bearing interest at an “effective” interest rate less than the “effective” interest rate applicable to the Term Loans (as such comparative rates are determined by the Administrative Agent) and (ii) any amendment to the Term Loan Facility the primary purpose of which is to reduce the “effective” interest rate applicable to the Term Loans (in each case, with original issue discount and upfront fees, which shall be deemed to constitute like amounts of original issue discount, being equated to interest margins in a manner consistent with generally accepted financial practice based on an assumed four-year life to maturity), including any mandatory assignment in connection therewith with respect to each Lender that refuses to consent to such amendment; provided that such Prepayment Premium shall not apply if such prepayment, repayment or amendment is in connection with a “change of control” transaction or any transformative acquisition. If such prepayment is made after the date that is six months after the Closing Date, there shall be no Prepayment Premium.

Exhibit A-15

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED.  ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

IV. Collateral and Guarantees

Collateral

Subject to the limitations set forth below in this section and limitations on “excluded hedging obligations” to be agreed, and subject to the Certain Funds Provision, the obligations of each Credit Party in respect of the Senior Credit Facilities and any interest rate hedging obligations of the Borrower owed to a Lender, the Administrative Agent, a Joint Lead Arranger or their respective affiliates or to an entity that was a Lender, the Administrative Agent, a Joint Lead Arranger or one of their respective affiliates at the time of such transaction (“Secured Hedging Obligations”) will be secured by the following: a perfected first priority security interest (subject to permitted priority liens and other mutually agreed exceptions consistent with the Documentation Principles) in substantially all of its tangible and intangible assets, including intellectual property, real property, licenses, permits, intercompany indebtedness, all of the capital stock of each Credit Party (other than the Borrower) and 65% of the voting stock (and 100% of the non-voting stock) of each first-tier foreign subsidiary of a Credit Party (other than immaterial foreign subsidiaries) (the items described above, but excluding the Excluded Assets (as defined below), collectively, the “Collateral”), except that the Credit Parties shall not be obligated to provide a security interest or perfect the Collateral Agent’s security interests in those assets as to which the Collateral Agent reasonably determines the costs of obtaining a security interest are excessive in relation to the value of the security afforded thereby.

Notwithstanding anything to the contrary, the Collateral shall exclude the following: (i) any fee-owned real property with a value of less than $2.0 million (as reasonably determined by the Borrower) and any leasehold interests (it being understood that there shall be no requirement to obtain landlord waivers, estoppels, collateral access letters or similar third-party agreements or consents); (ii) motor vehicles, aircraft and other assets subject to certificates of title; (iii) any lease, license or other similar agreement or any property subject to a purchase money security interest or similar arrangement to the extent that a grant of a security interest therein would violate or invalidate such lease, license or similar agreement or purchase money arrangement or applicable laws or create a right of termination in favor of any other party thereto (other than the Borrower or a Guarantor) after giving effect to the applicable anti-assignment

Exhibit A-16

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED.  ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

provisions of the Uniform Commercial Code and other applicable laws, other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code and other applicable laws notwithstanding such prohibition; (iv) any intent to use trademark applications; (v) letter of credit rights and commercial tort claims with a value below an amount to be agreed; (vi) any governmental licenses or state or local franchises, charters and authorizations, to the extent security interests in such licenses, franchises, charters or authorizations are prohibited or restricted thereby, (vii) any controlled substances or prescription drugs to the extent the grant of a security interest therein would violate applicable laws, (viii) (A) margin stock, and (B) equity interests in any non-wholly owned subsidiaries, but only to the extent that (x) the organizational documents or other agreements with other equity holders of such non-wholly owned subsidiaries do not permit or restrict the pledge of such equity interests, or (y) the pledge of such equity interests (including any exercise of remedies) would result in a change of control, repurchase obligation or other adverse consequence to the Borrower or a subsidiary and (ix) assets in circumstances where the cost of obtaining a security interest in such assets, including, without limitation, the cost of title insurance, surveys or flood insurance (if necessary) would be excessive in light of the practical benefit to the Lenders afforded thereby as reasonably determined by the Borrower and the Administrative Agent (the foregoing described in clauses (i) through (ix) are collectively, the “Excluded Assets”).

All the above-described pledges, security interests and mortgages shall be created on terms to be set forth in the Loan Documents. Notwithstanding the foregoing, no actions in any non-U.S. jurisdiction or required by the laws of any non-U.S. jurisdiction shall be required in order to create any security interests in assets located or titled outside of the U.S. or to perfect such security interests, including any intellectual property registered in any non-U.S. jurisdiction (it being understood that there shall be no security agreements or pledge agreements governed under the laws of any non-U.S. jurisdiction).

Guarantees	The Guarantors will unconditionally, and jointly and severally, guarantee the obligations of each Credit Party in respect of the Senior Credit Facilities and the Secured

Exhibit A-17

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED.  ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Hedging Obligations (the “Guarantees”). Such Guarantees will be in form consistent with the Documentation Principles. All Guarantees shall be guarantees of payment and performance, and not of collection.

V. Other Provisions

Representations and Warranties

Consistent with the Documentation Principles and limited to the following (to be applicable to the Borrower and its restricted subsidiaries): organizational existence, status and powers; due authorization, execution, delivery and enforceability of Loan Documents; no conflicts with law, organizational documents or material agreements; financial statements and projections; no material adverse effect after the Closing Date (and no Company Material Adverse Effect on the Closing Date); ownership of properties; intellectual property; equity interests and subsidiaries; litigation and compliance with laws and governmental approvals; healthcare matters; federal reserve regulations; the Patriot Act; OFAC; FCPA; the Investment Company Act of 1940, as amended, and other laws restricting incurrence of debt; use of proceeds; taxes; accuracy of disclosure; solvency of the Borrower and its subsidiaries at closing (such representation and warranty to contain a definition of solvency consistent with the solvency certificate in the form attached as Exhibit E); labor matters; employee benefit plans and ERISA; environmental matters; insurance; security documents and creation, validity, perfection and priority of security interests in the Collateral (subject to permitted liens); status of the Senior Credit Facilities as senior debt; and anti-terrorism laws, money laundering activities and dealing with embargoed persons; subject in the case of each of the foregoing representations and warranties, to customary exceptions, qualifications and baskets, including for materiality to be agreed consistent with the Documentation Principles.

The representations and warranties will be required to be made in connection with each extension of credit under the Loan Documents (including the extension of credit on the Closing Date, subject to the Certain Funds Provision), but subject to clause (iv) under “Incremental Credit Facilities”, above, in respect of Incremental Facilities.

Exhibit A-18

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED.  ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Conditions Precedent to Initial Borrowing

Subject to the Certain Funds Provision, the initial borrowings on the Closing Date will be subject only to the conditions precedent set forth in Section 3 of the Commitment Letter and Exhibit D to the Commitment Letter.

Conditions Precedent to all Borrowings (except on the Closing Date)

Except with respect to borrowings and other credit extensions on the Closing Date and except as otherwise provided above under “Incremental Credit Facilities”, each borrowing and each other extension of credit under the Loan Documents shall be subject only to the following conditions precedent: (i) delivery of notice of borrowing or request for issuance of letter of credit; (ii) accuracy of representations and warranties in all material respects (provided, that any representation and warranty that is qualified as to “materiality,” “material adverse effect” or similar language shall be true and correct in all respects (after giving effect to any such qualification therein) and any representations and warranties which expressly relate to a given date or period shall be required to be true and correct in all material respects (without duplication of any materiality qualifiers set forth therein) as of the respective date or for the respective period, as the case may be)); and (iii) the absence of defaults or events of default at the time of, or immediately after giving effect to the making of, such extension of credit.

Affirmative Covenants

Consistent with the Documentation Principles and limited to the following (to be applicable to the Borrower and its restricted subsidiaries): delivery of annual and, for the first three quarters of each fiscal year, quarterly financial statements (and in connection with the annual financial statements, an annual audit opinion from a nationally recognized auditor that is not subject to any qualification as to “going concern” other than with respect to any upcoming maturity date under the Senior Credit Facilities or other permitted indebtedness, or any qualification as to the scope of the audit), annual and quarterly MD&A, final accountants’ letters, annual projections within 60 days after year end, quarterly compliance certificates and other information reasonably requested by the Administrative Agent; notices of default, litigation and other events that, in each case, would result in a material adverse effect; existence; maintenance of business and properties; maintenance of insurance; payment and performance of obligations and taxes; employee benefits and ERISA; maintaining books and records; access to

Exhibit A-19

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED.  ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

properties; use of proceeds; compliance with laws; healthcare and regulatory matters; additional collateral and additional guarantors; inspection rights; further assurances; information regarding Collateral, including as to security; at the request of the Administrative Agent, holding quarterly lender conference calls (including Q&A); and using commercially reasonable efforts (including, in all events, applying to maintain each credit rating and paying all usual and customary fees and expenses to each of S&P and Moody’s with respect to each credit rating) to maintain ratings (subject to an exclusion to be mutually agreed for non-performance by Moody’s or S&P, as the case may be), in each case, without regard to the level of such ratings; subject, in the case of each of the foregoing covenants, to customary exceptions, qualifications and baskets to be agreed consistent with the Documentation Principles.

If such financial statements of the Borrower described in the paragraph above are filed with the Securities and Exchange Commission on EDGAR or in such other manner as make them publicly available, the obligation to deliver such information shall be satisfied by such public filings and notice thereof to the Administrative Agent.

Notwithstanding anything to the contrary, there will be no minimum hedging requirement for interest rate or foreign exchange hedging.

Negative Covenants

Consistent with the Documentation Principles and limited to the following (to be applicable to the Borrower and its restricted subsidiaries): indebtedness (including mandatorily redeemable equity interests, guarantees and other contingent obligations), but permitting (i) unlimited pari passu indebtedness, junior secured indebtedness and unsecured indebtedness, so long as the First Lien Net Leverage Ratio, Senior Secured Net Leverage Ratio, or Total Net Leverage Ratio, respectively, does not exceed the respective ratio on the Closing Date after giving effect to the Transactions, subject, in each case, to certain other conditions to be mutually agreed (“Ratio Debt”) and (ii) a general debt basket in an amount to be agreed, subject to certain other conditions to be mutually agreed; liens (subject to permitted liens to be agreed, but permitting liens that secure permitted secured Ratio Debt); sale and leaseback transactions; investments (including acquisitions, loans, advances, etc.), with

Exhibit A-20

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED.  ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

exceptions to include (x) reorganizations and other activities related to tax planning and reorganization, so long as, after giving effect thereto, the guarantees of the Senior Credit Facilities and security interest of the Lenders in the Collateral, taken as a whole, are not impaired in any material respect; investments funded with proceeds of qualified equity or contributions paid in qualified equity that are not otherwise applied and (y) a general investment basket in an amount to be agreed; asset sales; mergers, acquisitions, consolidations, liquidations and dissolutions; dividends and other payments in respect of equity interests and other restricted payments; transactions with affiliates; prepayments, redemptions and repurchases of other indebtedness; adverse modifications of organizational documents, documents related to the Acquisition and debt instruments; limitations on certain restrictions on subsidiaries; limitations on issuance of disqualified capital stock; limitations on business activities; fundamental changes; limitations on accounting changes; changes in fiscal year; use of proceeds; further negative pledges; and anti-terrorism laws, money-laundering activities and dealing with embargoed persons. The foregoing covenants will contain additional limitations on transactions between Credit Parties and non-Credit Parties, in accordance with the Documentation Principles.

The negative covenants will be subject, in the case of each of the foregoing covenants to customary exceptions, qualifications and “baskets” consistent with the Documentation Principles, including, without limitation an available amount basket (the “Available Amount Basket”) that will consist of, without duplication, (a) a “starter” amount to be agreed (the “Starter Basket”) plus (b) retained excess cash flow (excluding excess cash flow retained by reason of a reduction in prepayment amounts because of voluntary prepayments of debt or because of limitations on prepayments of excess cash flow of foreign restricted subsidiaries), plus (c) Declined Amounts, plus, (d) the net cash proceeds of equity issuances and capital contributions (other than disqualified capital stock and contributions in respect thereof), plus (e) the net cash proceeds of sales of investments made with the Available Amount Basket, plus (f) returns, profits, distributions and similar amounts received in cash or cash equivalents on investments made with the Available Amount Basket up to a maximum of the amount of such original investment

Exhibit A-21

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED.  ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

plus (g) debt and disqualified stock issued after the Closing Date which have been exchanged for or converted into qualified equity of the Borrower. Subject to terms and conditions to be agreed consistent with Documentation Principles, the Available Amount Basket may be used for investments (including permitted acquisitions of entities that do not become guarantors and assets that are not then owned by Loan Parties) or dividends, payments in respect of equity and other restricted payments, including payments on unsecured second lien or junior debt; provided, that no event of default under the Loan Documents shall exist or immediately result therefrom and, solely in the case of dividends, payments on equity and other restricted payments, including payments on junior debt, in each case, to the extent not made with the Starter Basket or with the net cash proceeds of equity issuances and capital contributions of or with respect to qualified capital stock (which do not increase the Available Amount Basket), the Total Net Leverage Ratio, determined on a pro forma basis after giving effect to such restricted payment, and the incurrence of any indebtedness incurred to finance the same, is less than or equal to the Total Net Leverage Ratio on the Closing Date after giving effect to the Transactions.

The Borrower or any restricted subsidiary will be permitted to dispose or sell any of its assets on an unlimited basis for fair market value so long as (a) no Event of Default shall have occurred and be continuing at the time of, or result from, such disposition or sale, (b) at least 75% of the consideration therefor consists of cash (subject to customary exceptions to the cash consideration requirement to be set forth in the Loan Documents, including a basket in an amount to be agreed for non-cash consideration that may be designated as cash consideration) and (c) the net proceeds of such asset sale shall be subject to the terms set forth in the section entitled “Mandatory Prepayments and Commitment Reductions” hereof (subject to the reinvestment rights set forth therein).

The Loan Documents will permit acquisitions by the Borrower and its Restricted Subsidiaries subject only to the following terms:

(i) no event of default shall have occurred

Exhibit A-22

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED.  ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

and be continuing on the date that the agreement for such acquisition is executed, and no payment or bankruptcy event of default shall have occurred and be continuing on the date such acquisition is consummated;

(ii) compliance with the line of business covenant;

(iii)                               the acquired entity and its subsidiaries shall become restricted subsidiaries and Guarantors, and the assets acquired shall become subject to the liens of the Loan Documents, to the extent required in accordance with the limitations set forth under “Guarantors” and “Collateral”, above, subject to a cap to be agreed (plus, without duplication, the Available Amount Basket and the net cash proceeds of equity issuances and capital contributions (other than disqualified capital stock and contributions in respect thereof)), for entities that do not become Guarantors and assets that are not owned by Loan Parties;

(iv) such acquisition shall not be “hostile” and, unless approved in a court-ordered sale, shall have been recommended by the board of directors (or similar body) of the target; and

(v)                                 unless financed with the net cash proceeds of equity issuances and capital contributions (and/or purchased using the capital stock of the Borrower) (in each case other than disqualified capital stock and contributions in respect thereof) and not involving any incurrence of debt other than ordinary course debt permitted under an unlimited basket or a basket subject to a dollar cap, after giving effect to such acquisition on a pro forma basis, the Total Net Leverage Ratio shall be no greater than the Total Net Leverage Ratio on the Closing Date after giving effect to the Transactions.

Refinancing Facilities

The Loan Documents will permit the Borrower to refinance in whole or in part on a dollar-for-dollar basis the Loans under the Term Loan Facility (including loans under any Incremental Term Facility) and/or Loans and commitments under any Revolving Credit Facility (and any loans or commitments under any Incremental

Exhibit A-23

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED.  ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Revolving Facility) with new term credit facilities (each a Refinancing Term Facility”) or with new revolving facilities (each, a “Refinancing Revolving Facility” and, together with each Refinancing Term Facility, the “Refinancing Facilities”) under the Loan Documents with the consent of the Borrower and the Administrative Agent; provided that (a) none of the Refinancing Facilities (i) matures prior to the final maturity date of the loans being refinanced (or, in the case of a Refinancing Facility that is secured on a junior basis, or that is unsecured, prior to the date which is 91 days after the longest then-applicable maturity date of then outstanding loans and revolving credit commitments), and (ii) with respect to Refinancing Facilities consisting of term loans only, has a shorter weighted average life to maturity of the loans being refinanced, (b) with respect to Refinancing Facilities consisting of revolving loans and commitments, (i) has no mandatory commitment reductions prior to the maturity date of any earlier maturing Revolving Credit Facility and (ii) all borrowings, prepayments and commitment reductions (other than at final maturity) shall be ratable among the Revolving Credit Facility and all other revolving tranches, (c) any secured Refinancing Facility: (i) shall be subject an intercreditor agreement (a “Pari Passu Intercreditor Agreement”) (the primary terms of which will either be attached as an exhibit to the Loan Documents or that is reasonably acceptable to the Administrative Agent) governing the relationship between such secured Refinancing Facility and the facilities under the Loan Documents, (ii) shall not be secured by any assets that do not also constitute Collateral under the Loan Documents and (iii) may not be secured pursuant to security documentation that is more restrictive to the Borrower than the Loan Documents; (d) there are no direct or indirect obligors or guarantors in respect of the Refinancing Facilities that are not a Credit Party, (e) the principal amount of the Refinancing Facility does not exceed the principal amount of the debt being refinanced (together with accrued and unpaid interest thereon, any prepayment premiums applicable thereto and reasonable fees and expenses incurred in connection therewith), (f) there shall be no more than a number of revolving facilities to be mutually agreed outstanding at any one time; provided that drawings, repayments, repayments and commitment reductions thereunder shall be made on a pro rata basis as between

Exhibit A-24

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED.  ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

such revolving facilities, (g) the proceeds of any Refinancing Facility shall be applied, substantially concurrently with the incurrence thereof, to the pro rata repayment of the outstanding loans under the facility (and to the permanent reduction in commitments of any Revolving Credit Facility) being so refinanced, and (h) the other terms and conditions of the Refinancing Facility (excluding pricing and optional prepayment or redemption terms) are substantially identical to, or less favorable to, investors providing the Refinancing Facility than those applicable to the Loan and/or commitments being refinanced (except for covenants or other terms applicable only to periods after the latest final maturity date of the Loans or commitments (or, in the case of a Refinancing Facility that is secured on a junior basis, or that is unsecured, prior to the date which is 91 days after the longest then applicable maturity date) existing at the time of such refinancing), in each case as certified by the chief financial officer of the Borrower in good faith prior to such incurrence or issuance.

Financial Covenant	None.

Events of Default

Consistent with the Documentation Principles and limited to the following (to be applicable to the Borrower and its restricted subsidiaries): nonpayment of principal when due; nonpayment of interest, fees or other amounts after a three business days grace period; inaccuracy of representations and warranties in any material respect; failure to perform negative covenants or customary specified affirmative covenants, and failure to perform other covenants subject to a 30-day cure period after notice from the Administrative Agent; cross-default and cross-acceleration to other material indebtedness; bankruptcy and insolvency events; material final judgments (after giving effect to insurance and indemnification by non-affiliates); ERISA events (subject to a material adverse effect limitation); actual or asserted invalidity or impairment of guarantees, security documents, or any other Loan Documents (including the failure of any lien on any portion of the Collateral to remain perfected with the priority required under the Loan Documents); and a “Change of Control” (to be defined in a manner consistent with the Documentation Principles); subject to customary threshold, notice and grace period provisions, and other exceptions to be mutually and reasonably agreed consistent with the

Exhibit A-25

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED.  ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Documentation Principles.

Voting

Amendments and waivers with respect to the Loan Documents will require the approval of Lenders (that are not defaulting Lenders) holding not less than a majority of the aggregate principal amount of the Loans (including, to the extent applicable, participations by Lenders in Letters of Credit and Swing Line Loans and unused commitments) under the Loan Documents (the “Required Lenders”), except that (i) the consent of each Lender directly and adversely affected thereby shall be required with respect to (a) reductions in the amount or extensions of the final maturity of the Loans of such Lender, (b) reductions in the rate of interest (other than a waiver of default interest) or any fee or other amount payable or extensions of any due date thereof with respect to the Loans of such Lender, or (c) increases in the amount or extensions of the expiration date of such Lender’s commitment, and (ii) the consent of 100% of the Lenders shall be required with respect to (a) reductions of any of the voting percentages or pro rata provisions (other than as contemplated herein in connection with Incremental Facilities and Refinancing Facilities), (b) releases of all or substantially all of the value of the guarantees of the Guarantors or of all or substantially all of the Collateral (other than in connection with permitted asset sales or other disposition) or (c) assignments by any Credit Party of its rights or obligations under the Senior Credit Facilities.

In addition, if the Administrative Agent and the Borrower shall have jointly identified an obvious error or any error or omission of a technical nature in the Loan Documents, then the Administrative Agent and the Borrower shall be permitted to amend such provision without any further action or consent of any other party.

Unrestricted Subsidiaries

The Loan Documents will contain provisions pursuant to which, subject to limitations to be agreed (including on investments, loans, advances to, and other guarantees and other investments in, unrestricted subsidiaries and transactions with affiliates), the Borrower will be permitted to designate any existing or subsequently acquired or organized subsidiary as an “unrestricted subsidiary” and subsequently re-designate any such unrestricted subsidiary as a restricted subsidiary; provided, that (a) no event of default shall have occurred

Exhibit A-26

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED.  ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

and be continuing or would result from any such designation or re-designation, (b) the designation of any unrestricted subsidiary as a restricted subsidiary shall constitute the incurrence at the time of designation of any indebtedness or liens of such subsidiary existing at such time, (c) the fair market value of such subsidiary at the time it is designated as an “unrestricted subsidiary” shall be treated as an investment by the Borrower at such time, (d) the Total Net Leverage Ratio, after giving effect to any such designation or re-designation, shall be no greater than the pro forma Total Net Leverage Ratio as of the Closing Date and (e) no restricted subsidiary shall be designated as an unrestricted subsidiary if it is a restricted subsidiary under the Notes or the Bridge Loan Facility (and any unrestricted subsidiary under the Notes or the Bridge Loan Facility that is subsequently designated as a restricted subsidiary shall be designated as a restricted subsidiary under the Senior Credit Facilities); provided, further, that no restricted subsidiary may be re-designated as an unrestricted subsidiary if such subsidiary had previously been designated as an unrestricted subsidiary. With limited exceptions to be agreed, unrestricted subsidiaries will not be subject to the representations and warranties, affirmative or negative covenants or event of default provisions of the Loan Documents and results of operations and indebtedness of unrestricted subsidiaries will not be taken into account for purposes of determining any financial ratio or covenant contained in the Loan Documents.

Assignments and Participations

The Lenders shall be permitted to assign and sell participations in their loans and commitments (in each case, other than to Disqualified Persons), subject, in the case of assignments, to the consent of (x) the Administrative Agent (not to be unreasonably withheld, delayed or conditioned) and (y) other than assignments to another Lender, an affiliate of a Lender or an “approved fund” (to be defined in the Loan Documents) and so long as no payment or bankruptcy event of default has occurred and is then continuing, the Borrower (which consent shall not be unreasonably withheld, delayed or conditioned; provided that (A) the Borrower shall be deemed to have consented to such assignment if the Borrower has not otherwise rejected in writing such assignment within ten (10) business days of the date on which consent to such assignment is requested of the Borrower in writing, (B) participations in the Senior

Exhibit A-27

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED.  ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Credit Facilities shall not be granted, and interests in the Senior Credit Facilities shall not be assigned, to the Borrower or any of its subsidiaries (except as set forth below) or any natural person, and (C) the consent of the Borrower will always be required for assignments or participations to Disqualified Persons. In the case of partial assignments (other than to another Lender, an affiliate of a Lender or an approved fund), the minimum assignment amount shall be $1.0 million. Assignments will be made by novation and will not be required to be pro rata among different facilities. The Administrative Agent shall receive an administrative fee of $3,500 in connection with each assignment unless otherwise agreed by the Administrative Agent.

Participants shall have no greater benefit than the related Lender with respect to tax gross ups, yield protection and increased cost provisions, except to the extent incurred as a result of a change in the law occurring after the date of the participation, and will be subject to customary limitations on voting rights (as mutually agreed).

Pledges of Loans in accordance with applicable law shall be permitted on customary terms. Promissory notes shall be issued under the Senior Credit Facilities only upon request.

The Loan Documents shall contain customary provisions for replacing non-consenting Lenders in connection with amendments and waivers requiring the consent of all Lenders or of all Lenders directly affected thereby so long as Lenders holding at least a majority of the aggregate principal amount of the Loans and commitments shall have consented thereto. The Loan Documents shall contain customary provisions for replacing defaulting lenders and lenders requesting indemnities, gross ups or increased costs.

In addition, the Loan Documents shall provide that the Term Loans may be purchased by the Borrower and its restricted subsidiaries on a non-pro rata basis through Dutch auctions open to all Lenders on a pro rata basis in accordance with customary procedures; provided that (i) any such Term Loans acquired by the Borrower shall be retired and cancelled immediately upon acquisition thereof, (ii) the Term Loans may not be purchased with the proceeds of revolving loans under the Loan

Exhibit A-28

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED.  ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Documents, (iii) no event of default shall exist or result therefrom, and (iv) any such Term Loans acquired by the Borrower shall not be deemed to increase EBITDA.

Defaulting Lenders

The Loan Documents shall contain customary provisions relating to “defaulting” Lenders consistent with the Documentation Principles, including provisions relating to the suspension of voting rights and of rights to receive certain fees, and termination or assignment of commitments or Loans of such Lenders.

Cost and Yield Protection

Each holder of Loans will receive cost and interest rate protection customary for facilities and transactions of this type, including compensation in respect of prepayments of LIBOR loans, taxes (including gross-up provisions for withholding taxes imposed by any governmental authority and taxes associated with all gross-up payments, but subject to customary exclusions), changes in capital requirements, guidelines or policies or their interpretation or application after the Closing Date (including, for the avoidance of doubt (and regardless of the date adopted or enacted), with respect to (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules and regulations with respect thereto and (y) all requests, rules, guidelines and directions promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any similar or successor agency, or the United States or foreign regulatory authorities, in each case, pursuant to Basel III)), illegality, change in circumstances, reserves and other provisions reasonably deemed necessary by the Administrative Agent to provide customary protection for U.S. and non-U.S. financial institutions and other lenders, subject to, in the case of each of the foregoing, the right to replace lenders claiming such cost and interest rate protection, customary notice and tolling provisions, mitigation requirements, certification requirements and other exceptions to be mutually and reasonably agreed upon.

Expenses

If the Transactions are consummated and the Closing Date occurs, the Borrower shall pay (i) all reasonable and documented out-of-pocket expenses of the Administrative Agent, the Collateral Agent and the Joint Lead Arrangers associated with the syndication of the Term Loan Facility and the preparation, negotiation, execution, delivery, filing and administration of the Loan

Exhibit A-29

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED.  ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Documents and, with respect to the Administrative Agent and the Collateral Agent, any amendment or waiver with respect thereto (including the reasonable and documented fees, disbursements and other charges of external counsel and the charges of IntraLinks, SyndTrak or a similar service and (ii) all reasonable and documented out-of-pocket expenses of the Administrative Agent, the Collateral Agent, any other agent appointed in respect of the Senior Credit Facilities and the Lenders (including the reasonable and documented fees, disbursements and other charges of external counsel) in connection with the enforcement of, or protection and preservation of rights under, the Loan Documents; provided, that, in each case, the charges of counsel for the Administrative Agent, the Collateral Agent, any other agent appointed in respect of the Senior Credit Facilities and the Lenders shall be limited to one primary transactional counsel, one local counsel in each relevant jurisdiction, and one or more additional counsel if one or more actual or potential conflicts of interest arise for each class of similarly situated persons. For avoidance of doubt, prior to the Closing Date, the Borrower’s expense reimbursement obligations shall be governed by the Fee Letter and not by this paragraph. All expenses due under this paragraph shall be paid (a) on the Closing Date, to the extent required under Exhibit D hereto, or, (b) otherwise, within 30 days of a written demand therefor, together with reasonably detailed backup documentation supporting such reimbursement request.

Indemnification

The Loan Documents will contain customary indemnities (as reasonably determined by the Joint Lead Arrangers) for (i) the Joint Lead Arrangers, the Collateral Agent, the Administrative Agent and the Lenders, (ii) each affiliate of any of the foregoing persons and (iii) each of the respective officers, directors, partners, trustees, employees, affiliates, shareholders, advisors, successors, assigns, agents, attorneys-in-fact and controlling persons of each of the foregoing persons referred to in clauses (i) and (ii) above (the persons identified in clauses (i), (ii) and (iii) above, collectively, the “Indemnified Persons”) (other than (a) as a result of such Indemnified Person’s or its affiliate’s bad faith, gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and non-appealable ruling, (b) a material breach of such Indemnified Person’s or its affiliate’s obligations under the Loan Documents as

Exhibit A-30

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED.  ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

determined by a court of competent jurisdiction in a final and non-appealable ruling or (c) as a result of a claim that does not result from an act or omission by the Borrower or any of its subsidiaries or affiliates and that is brought by an Indemnified Person against any other Indemnified Person (other than claims against Jefferies Finance, Barclays or any of their respective affiliates in their capacity as or in fulfilling their role as Administrative Agent, Collateral Agent, Joint Lead Arranger or any similar role under the Senior Credit Facilities), provided that the obligations of the Credit Parties to reimburse the Indemnified Persons for legal fees and expenses shall be limited to one firm of primary counsel to such Indemnified Persons taken as a whole (and one or more firm of additional counsel as a result of any actual or potential conflicts of interest and any firm of special counsel and local counsel in each applicable jurisdiction); provided further that the Borrower shall have no obligation to reimburse any Indemnified Person for fees and expenses unless such Indemnified Person provides an undertaking in which such Indemnified Person agrees to refund and return any and all amounts paid by the Borrower to such Indemnified Person to the extent any of the foregoing items described in clauses (a) through (c) occurs. Each Indemnified Person shall be obligated to refund and return promptly any and all amounts paid by the Borrower or any of its affiliates under this paragraph to such Indemnified Person for any such fees, expenses or damages to the extent such Indemnified Person is not entitled to payment of such amounts in accordance with the terms hereof.

Governing Law and Forum	State of New York.

Counsel to the Joint Lead Arrangers, the Collateral Agent and the Administrative Agent	Jones Day

* * *

Exhibit A-31

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED.  ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

ANNEX A TO EXHIBIT A
TO COMMITMENT LETTER

Interest and Certain Fees

Interest Rate Options	The Borrower may elect that the Loans comprising each borrowing bear interest at a rate per annum equal to:

(i) the Base Rate plus the Applicable Margin; or

(ii) Adjusted LIBOR plus the Applicable Margin.

The Borrower may elect interest periods of 1, 3 or 6 months for Adjusted LIBOR Loans (as defined below).

As used herein:

“Applicable Margin” means (i) [***]%, in the case of Base Rate Loans, and (ii) [***]%, in the case of Adjusted LIBOR Loans.

“Base Rate” means the highest of (i) the “U.S. Prime Lending Rate” as published in The Wall Street Journal (the “Prime Rate”), (ii) the federal funds effective rate from time to time, plus [***]% and (iii) the Adjusted LIBOR Rate for a one-month interest period plus [***]%.

“Adjusted LIBOR” means the higher of (i) the rate per annum (adjusted for statutory reserve requirements for Eurocurrency liabilities) at which Eurodollar deposits are offered in the interbank Eurodollar market for the applicable interest period, as quoted on Reuters Screen LIBOR01 Page (or any successor page or service) and (ii) [***]%.

Interest Payment Dates	With respect to Loans bearing interest based upon the Base Rate (“Base Rate Loans”), quarterly in arrears on the last day of each calendar quarter and on the applicable maturity date.

With respect to Loans bearing interest based upon the Adjusted LIBOR Rate (“Adjusted LIBOR Loans”), on the last day of each relevant interest period and, in the case of any interest period longer than three months, on each successive date three months after the first day of such interest period and on the applicable maturity date.

Annex A-1

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED.  ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Upfront Fees; Original Issue Discount

The Term Loans will be issued on the Closing Date at a price of [***]% of their principal amount. For purposes of the Debt Financing Letters, all calculations of interest and fees, however, will be calculated on the basis of their full stated principal amount. Notwithstanding the foregoing, at the sole discretion of the Joint Lead Arrangers, in lieu of original issue discount on the Term Loans, the Borrower shall pay an equivalent amount of upfront fees on the Closing Date.

Default Rate

Upon the occurrence and during the continuance of a payment or bankruptcy event of default, all overdue principal, overdue interest, overdue fees and other overdue amounts outstanding under the Term Loan Facility shall bear interest at [***]% above the otherwise applicable rate and shall be payable on demand.

Rate and Fee Basis

All per annum rates shall be calculated on the basis of a year of 360 days (or 365/366 days, in the case of Base Rate Loans, the interest rate payable on which is then based on the Prime Rate) for the actual number of days elapsed (including the first day but excluding the last day).

* * *

Annex A-2

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED.  ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXHIBIT B TO COMMITMENT LETTER

SUMMARY OF TERMS OF THE BRIDGE LOAN FACILITY

Set forth below is a summary of certain of the terms of the Bridge Loan Facility and the documentation related thereto.  Capitalized terms used and not otherwise defined in this Exhibit B have the meanings set forth elsewhere in this Commitment Letter.

I. Parties

Borrower	The Borrower (as defined in Exhibit A) under the Senior Credit Facilities (the “Borrower”).

Guarantors	Each of the Guarantors (as defined in Exhibit A) under the Senior Credit Facilities (collectively, the “Guarantors;” the Borrower and the Guarantors, collectively, the “Credit Parties”).

Joint Lead Arrangers and Bookrunners

Jefferies Finance LLC (“Jefferies Finance”) and Barclays Bank PLC (“Barclays”; Jefferies Finance and Barclays, in such capacity, the “Joint Lead Arrangers”). The Joint Lead Arrangers will perform the duties customarily associated with such role.

Administrative Agent

Jefferies Finance and/or one or more of its designees (in such capacity, the “Administrative Agent”). The Administrative Agent will perform the duties customarily associated with such role. Any such designee that is not an affiliate of Jefferies Finance will be subject to the approval of the Borrower, which approval may not be unreasonably withheld, delayed or conditioned.

Lenders

A syndicate of banks, financial institutions and other entities, other than Disqualified Persons (collectively, the “Lenders”) identified by the Joint Lead Arrangers and reasonably acceptable to the Borrower.

Closing Date	The date, on or before the date on which the Commitments are terminated in accordance with Section 15 of this Commitment Letter, on which the Acquisition is consummated (the “Closing Date”).

Bridge Loan Documents	The definitive documentation governing or evidencing the Bridge Loans, the Extended Term Loans and the Exchange Notes (collectively, the “Bridge Loan Documents”).

Exhibit B-1

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED.  ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

II. Bridge Loan Facility

Bridge Loans

An aggregate principal amount of $450.0 million of senior unsecured increasing rate bridge loans (the “Bridge Loans”) less the gross cash proceeds available on the Closing Date from the issuance of the Notes and subject to reduction in accordance with Section 15 of the Commitment Letter.

Use of Proceeds	To finance, in part, the Acquisition and the Refinancing of the Refinanced Debt and to pay fees and expenses in connection with the foregoing.

Maturity	One year from the initial funding date of the Bridge Loans (the “Bridge Loan Maturity Date”).

Rollover

If the Bridge Loans are not repaid in full on or prior to the Bridge Loan Maturity Date and the Borrower has paid the Rollover Fee (as defined in the Fee Letter), and provided that no Conversion Default (as defined below) has occurred and is continuing, the Bridge Loans shall be automatically converted on the Bridge Loan Maturity Date into senior unsecured term loans due on the seventh anniversary of the Bridge Loan Maturity Date (or such earlier date as may be specified in Exhibit C hereto) (the “Extended Term Loans”) in an aggregate principal amount equal to the aggregate principal amount of Bridge Loans so converted. The Extended Term Loans will have the terms set forth in Exhibit C to this Commitment Letter.

Under certain circumstances to be determined by the Joint Lead Arrangers, Extended Term Loans may be exchanged by the holders thereof for exchange notes (“Exchange Notes”), which will have the terms set forth in Exhibit C to this Commitment Letter. The Exchange Notes will be issued under an indenture that will have the terms set forth in Exhibit C to this Commitment Letter. In connection with each such exchange, if requested by any Lender that is a Lender as of the Closing Date (each, an “Senior Secured Initial Bridge Lender”), the Borrower shall (i) deliver to the Lender that is receiving Exchange Notes, and to such other Lenders as such Senior Secured Initial Bridge Lender requests, an offering memorandum of the type customarily utilized in a Rule 144A offering of high yield securities covering the resale of such Exchange Notes by such Lenders, in such form and substance as reasonably acceptable to the Borrower and such Senior Secured Initial Bridge Lender, and keep such offering memorandum updated in a manner as would be required

Exhibit B-2

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED.  ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

pursuant to a customary Rule 144A securities purchase agreement, (ii) execute an exchange agreement containing provisions customary in Rule 144A securities purchase agreements (including indemnification provisions) and a registration rights agreement customary in Rule 144A offerings, in each case, if requested by such Senior Secured Initial Bridge Lender, (iii) deliver or cause to be delivered such opinions and accountants’ comfort letters addressed to the Senior Secured Initial Bridge Lender and such certificates as the Senior Secured Initial Bridge Lender may reasonably request in form and substance satisfactory to the Senior Secured Initial Bridge Lender and (iv) take such other actions, and cause its advisors, auditors and counsel to take such actions, as reasonably requested by the Senior Secured Initial Bridge Lender in connection with issuances or resales of Exchange Notes, including providing such information regarding the business and operations of the Borrower and its subsidiaries as is reasonably requested by any prospective holder of Exchange Notes and customarily provided in due diligence investigations in connection with purchases or resales of securities.

“Conversion Default” shall mean a bankruptcy event of default with respect to the Borrower under the Bridge Loan Facility.

The Extended Term Loans will be governed by the provisions of the Bridge Loan Documents and will have the same terms as the Bridge Loans except as expressly set forth in Exhibit C to this Commitment Letter.

III. Certain Payment Provisions

Interest

The Bridge Loans will bear interest at a rate per annum equal to the higher of (i) three month LIBOR, adjusted quarterly, and (ii) [***]%, in either case, plus a spread of [***]% (the “Rate”). The Rate will increase by (i) [***] basis points upon the [***] of the Closing Date, plus (ii) an additional [***] basis points upon each subsequent [***] following the initial [***] of the Closing Date. Notwithstanding the foregoing, interest on the Bridge Loans (excluding default interest, if any) shall not exceed the Total Cap (as defined in the Fee Letter). Interest will be payable quarterly in arrears, on the Bridge Loan Maturity Date and on the date of any prepayment of the Bridge Loans. For amounts outstanding after the Bridge Loan Maturity Date, interest will be payable on demand at the default rate.

Exhibit B-3

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED.  ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Default Rate	Overdue principal, interest, fees and other amounts under the Bridge Loan Facilities shall bear interest at the applicable interest rate plus [***]% per annum.

Optional Repayment

The Bridge Loans may be repaid, in whole or in part, on a pro rata basis, at the option of the Borrower at any time (other than any time at which a Demand Failure Event (as defined in the Fee Letter) shall have occurred and be continuing) upon five business days’ prior written notice, at a price equal to 100% of the principal amount thereof, plus all accrued and unpaid interest and fees to the date of repayment.

Mandatory Repayment	The Borrower will repay the Bridge Loans with the net cash proceeds from:

(i) any direct or indirect public offering or private placement of Notes or any other issuance or sale of (x) debt securities or equity securities of the Borrower or (y) debt securities of any of its subsidiaries,

(ii) the incurrence of any other indebtedness for borrowed money (other than Loans under the Term Loan Facility as in effect on the Closing Date and certain other limited exceptions to be mutually agreed upon) by the Borrower or any of its restricted subsidiaries, and

(iii) any non-ordinary course sale or other non-ordinary course disposition of assets by the Borrower or any of its restricted subsidiaries (including (x) as a result of casualty or condemnation and (y) any sale of the equity interests in any subsidiary of the Borrower), subject to the required prior prepayment of any Loans outstanding under the Senior Credit Facilities, in each case, at 100% of the principal amount of the Bridge Loans repaid, plus all accrued and unpaid interest and fees on the principal amount repaid to the date of the repayment, in the case of any such prepayments pursuant to the foregoing clauses (i), (ii) or (iii) above, with exceptions and baskets usual and customary for financings of this type and in any event not less favorable to the Borrower than those applicable to the Senior Credit Facilities.

Change of Control

Each holder of the Bridge Loans will be entitled to require the Borrower, and the Borrower shall offer, to repay the Bridge Loans held by such holder, at a price of 100% of the principal amount thereof, plus all accrued and unpaid interest on the

Exhibit B-4

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED.  ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

principal amount repaid to the date of repayment, upon the occurrence of a “change of control” (to be defined in the Bridge Loan Documents in a manner satisfactory to the Joint Lead Arrangers, subject to the Documentation Principles).

IV. Collateral and Guarantees

Collateral	None.

Guarantees

The Guarantors will unconditionally, and jointly and severally, guarantee the obligations of the Borrower in respect of the Bridge Loans (the “Guarantees”). Such Guarantees will be in form and substance satisfactory to the Administrative Agent and the Joint Lead Arrangers. All Guarantees shall be guarantees of payment and performance, and not of collection. The Guarantees will automatically be released on terms and conditions customary for public high-yield financings.

V. Other Provisions

Conditions Precedent

Subject to the Certain Funds Provision, the incurrence of the Bridge Loans under the Bridge Loan Facility on the Closing Date will be subject only to the applicable conditions precedent set forth in Section 3 of the Commitment Letter and Exhibit D to the Commitment Letter.

Representations and Warranties

Customary for facilities and transactions of this type (as reasonably determined by the Joint Lead Arrangers) (including those specified under the caption “Representations and Warranties” in Exhibit A to this Commitment Letter), with such changes and additions as are mutually agreed to be appropriate in connection with the Bridge Loans.

Covenants

The Bridge Loan Facility will contain such affirmative and negative covenants applicable to the Borrower and its restricted subsidiaries usual and customary for publicly traded high yield securities with such changes and additions as are mutually agreed to be appropriate in connection with the Bridge Loans (it being understood that (x) there shall be no financial maintenance covenants under the Bridge Loan Documents and (y) such covenants will under no circumstances be more restrictive than the analogous covenants included in the Senior Credit Facilities).

Events of Default; Remedies

Customary for facilities and transactions of this type (as reasonably determined by the Joint Lead Arrangers) (in certain cases, subject to customary and appropriate grace and cure periods and materiality thresholds to be mutually agreed upon)

Exhibit B-5

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED.  ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(including those specified under the caption “Events of Default” in Exhibit A to this Commitment Letter), with such changes and additions as are appropriate in connection with the Bridge Loans; provided that the cross-default to the Senior Credit Facilities shall only be to (i) payment, bankruptcy and other specified events of default to be mutually agreed upon and (ii) other events of default under the Senior Credit Facilities that have not been cured within 90 days; provided that failure to comply with any obligation under Section 3 in the Fee Letter shall not be an Event of Default (but failure to pay any amount that becomes due as a result of such failure (such as increased interest amounts, conversion fees, etc.) shall constitute a payment Event of Default).

Voting

Amendments and waivers with respect to the Bridge Loan Documents will require the approval of Lenders holding not less than a majority of the aggregate principal amount of the Bridge Loans, Extended Term Loans or Exchange Notes, as the case may be (the “Required Lenders”), except that (i) the consent of each Lender directly affected thereby shall be required with respect to (a) reductions in the amount or extensions of the final maturity of any Bridge Loan, Extended Term Loan or Exchange Note, as the case may be, or the reduction of the non-call period for any Exchange Note, as applicable, (b) reductions in the rate of interest (other than a waiver of default interest) or any fee (including any prepayment fee) or other amount payable or extensions of any due date thereof, (c) increases in the amount or extensions of the expiration date of any Lender’s commitment or (d) modifications to the assignment provisions of the Bridge Loan Documents that further restrict assignments thereunder and (ii) the consent of 100% of the Lenders shall be required with respect to (a) reductions of any of the voting percentages or the pro rata provisions, (b) releases of all or substantially all of the value of the guarantees of the Guarantors or (c) alterations of (or additions to) the restrictions on the ability of Lenders to exchange Extended Term Loans for Exchange Notes, (d)  modification of the rights to exchange Extended Term Loans into Exchange Notes or (e) assignments by any Credit Party of its rights or obligations under the Bridge Loan Facility.

Transferability

Each holder of Bridge Loans will be free to (x) sell or transfer all or any part of its Bridge Loans to any third party with the consent of the Administrative Agent (not to be unreasonably withheld) in compliance with applicable law (provided that such holder shall give prompt written notice to the Administrative Agent and the Borrower of any such sale or

Exhibit B-6

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED.  ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

transfer), (y) sell participations in all or a portion of the Bridge Loans (subject to customary voting restrictions), and (z) pledge any or all of the Bridge Loans in accordance with applicable law.

Cost and Yield Protection	Substantially similar to those contained in the Loan Documents.

Expenses	Substantially similar to those contained in the Loan Documents.

Indemnification	Substantially similar to those contained in the Loan Documents.

Governing Law and Forum	State of New York.

Counsel to the Joint Lead Arrangers and the Administrative Agent	Jones Day

Exhibit B-7

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED.  ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXHIBIT C TO COMMITMENT LETTER

SUMMARY OF TERMS OF EXTENDED TERM LOANS
AND EXCHANGE NOTES

Set forth below is a summary of certain of the terms of the Extended Term Loans and the Exchange Notes and the documentation related thereto.  Capitalized terms used and not otherwise defined in this Exhibit C have the meanings set forth elsewhere in this Commitment Letter.

Term Loans

On the Bridge Loan Maturity Date, so long as no Conversion Default has occurred and is continuing, the outstanding Bridge Loans will be converted automatically into Extended Term Loans.  The Extended Term Loans will be governed by the provisions of the Bridge Loan Documents and, except as expressly set forth below, will have the same terms as the Bridge Loans.

Maturity	The Extended Term Loans will mature on the seventh anniversary of the Bridge Loan Maturity Date.

Interest Rate	The Extended Term Loans will bear interest at a rate per annum (the “Interest Rate”) equal to the Total Cap.

Overdue principal, interest, fees and other amounts shall bear interest at the applicable interest rate plus [***]% per annum.

Exhibit C-1

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED.  ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Exchange Notes

At any time on or after the Bridge Loan Maturity Date, upon five or more business days’ prior notice, the Extended Term Loans may, at the option of any Lender, be exchanged for a principal amount of Exchange Notes equal to 100% of the aggregate principal amount of the Extended Term Loans so exchanged (plus any accrued interest thereon not required to be paid in cash), provided that the Borrower may defer the first issuance of Exchange Notes until such time as the Borrower shall have received requests to issue an aggregate of at least $100.0 million in aggregate principal amount of Exchange Notes.  The Borrower will issue Exchange Notes under an indenture (the “Indenture”) that complies with the Trust Indenture Act of 1939, as amended.  The Borrower will appoint a trustee acceptable to the Lenders.

Maturity Date	The Exchange Notes will mature on the seventh anniversary of the Bridge Loan Maturity Date.

Interest Rate	Each Exchange Note will bear interest at a rate per annum equal to the Total Cap.

Interest will be payable semi-annually in arrears. Default interest will be payable on demand.

Overdue principal, interest, fees and other amounts shall bear interest at the applicable interest rate plus [***]% per annum.

Transferability

If the Extended Term Loans are converted to Exchange Notes, the Borrower, upon request by any holder of such Exchange Notes or the Administrative Agent, shall be required to use its commercially reasonable efforts to make such Exchange Notes DTC-eligible.

Optional Redemption

Exchange Notes will be non-callable until the second anniversary of the Bridge Loan Maturity Date (subject to (x) a 35% “equity clawback” provision customary for publicly traded high yield debt securities and (y) redemption at a make-whole price based on U.S. Treasury notes with maturity closest to such second anniversary plus [***] basis points). Thereafter, each Exchange Note will be callable at par plus accrued interest plus a premium equal to [***] of the coupon on such Exchange Note, which premium shall decline to [***]% and [***]% on each subsequent anniversary of the Bridge Loan Maturity Date and to zero on the date that is the fifth anniversary of the Bridge Loan Maturity Date.

Defeasance Provisions	Customary for publicly traded high yield debt securities.

Modification	Customary for publicly traded high yield debt securities.

Change of Control	The Borrower will be required to offer to repurchase the Exchange Notes following the occurrence of a “change of

Exhibit C-2

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED.  ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

control” (to be defined in a manner customary for publicly traded high yield debt securities and not to include any “continuing director” component) at [***]% of the outstanding principal amount thereof.

Registration Rights	None.

Covenants	Customary for publicly traded high yield debt securities.

Events of Default	Customary for publicly traded high yield debt securities.

Exhibit C-3

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED.  ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXHIBIT D TO COMMITMENT LETTER

CLOSING CONDITIONS

Capitalized terms used but not defined in this Exhibit D have the meanings assigned to them elsewhere in this Commitment Letter.  The closing of the Facilities and the making of the initial loans thereunder are conditioned upon satisfaction of the conditions precedent contained in Section 3 of this Commitment Letter, the other conditions expressly set forth in this Commitment Letter, in Exhibits A and B under “Conditions Precedent to Initial Borrowing” and “Conditions Precedent”, respectively, and those identified below.  For purposes of this Exhibit D, references to “we”, “us” or “our” means the Joint Lead Arrangers and their respective affiliates.

GENERAL CONDITIONS

1.                                      Concurrent Transactions.  The Borrower and the Guarantors shall have executed and delivered to the Administrative Agent the Definitive Debt Documents related to (x) the Term Loan Facility and (y) the Bridge Loan Facility (or substantially contemporaneously with the Transactions, the Borrower shall have received not less than $450.0 million in gross cash proceeds from the issuance of the Notes or New Equity Proceeds (excluding New Equity Proceeds included in the Balance Sheet Cash Contribution)), in each case, which shall be prepared by our counsel and consistent with the Debt Financing Letters and the Documentation Principles; provided that this condition is subject to the Certain Funds Provision.  The Borrower shall have received additional New Equity Proceeds not constituting part of the Balance Sheet Cash Contribution in an amount not less than the aggregate reduction of the Facilities pursuant to Section 15 of the Commitment Letter.  With respect to the Senior Credit Facilities, the Collateral Agent, for the benefit of the Lenders under the Senior Credit Facilities and the other secured parties thereunder, shall have been granted perfected first priority security interests in all assets of the Credit Parties to the extent described in Exhibit A to this Commitment Letter under the caption “Collateral”, pursuant to security documents in form and substance consistent with the Documentation Principles; provided that this condition is subject to the Certain Funds Provision.

2.                                      Acquisition.  The Transactions (including the Acquisition) shall have been consummated in accordance with the Acquisition Agreement or will be consummated concurrently with or immediately following the borrowing of the Term Loans and the Bridge Loans (or the issuance of the Notes or equity or equity-linked securities in lieu of the Bridge Loans)  (including, without limitation, the payment by the Borrower of all amounts due on the Closing Date in connection with the Transactions with the proceeds of the Term Loans, the Bridge Loans (or Notes or equity or equity-linked securities, as applicable) and the Balance Sheet Cash Contribution), and the Target and each of its subsidiaries shall have become, or will contemporaneously on the Closing Date become, wholly-owned subsidiaries of Borrower.  The executed Stock Purchase Agreement, dated as of the date hereof (as may be amended, modified, supplemented, waived or the subject of any consent in accordance with the terms of this Commitment Letter and together with the annexes, schedules, exhibits and attachments thereto, the “Acquisition Agreement”), among you, the Target and the Seller shall not have been amended, modified, supplemented, waived or been the subject of any consent in any manner materially adverse to the Lenders or the Joint Lead Arrangers (in each case in their capacities as such) without the consent of the Joint Lead Arrangers, not to be unreasonably withheld, delayed or conditioned (it being understood and agreed that (1) any decrease in the amount of consideration required to consummate the Acquisition shall not be deemed to be adverse to the interests of the Lenders and the Joint Lead Arrangers so long as (a) any such decrease is utilized to

Exhibit D-1

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED.  ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

reduce each of the Facilities and the Balance Sheet Cash Contribution on a pro rata basis, (2) any change to the definition of “Company Material Adverse Effect” in a manner favorable to the Target shall be deemed to be adverse to the interests of the Lenders and the Joint Lead Arrangers, (3) any modifications to any of the provisions relating to the Administrative Agent’s, the Collateral Agent’s, the Joint Lead Arrangers’ or any Lender’s liability, jurisdiction or status as a third party beneficiary under the Acquisition Agreement shall be deemed to be adverse to the interests of the Lenders and the Joint Lead Arrangers).

3.                                      Refinancing of Existing Debt.  Concurrently with or immediately following the consummation of the Acquisition, the Refinancing shall have been (or shall be) consummated, all commitments relating to refinanced debt shall have been terminated, and all liens or security interests related thereto shall have been (or immediately following the initial funding of the Facilities will be) terminated or released or arrangements for such termination or release shall have been made.  Immediately after giving effect to the Transactions, the Company shall have outstanding no outstanding indebtedness for borrowed money or preferred stock (or direct or indirect guarantee or other credit support in respect thereof) other than the Facilities (or Notes issued in lieu of the Bridge Loan Facility) and the Surviving Debt.

4.                                      Financial Information.  The Joint Lead Arrangers shall have received (A) audited consolidated balance sheets of the Acquiror as of December 31, 2012, 2013 and 2014 and related audited consolidated statements of operations and cash flows of the Acquiror for the fiscal years ended December 31, 2012, 2013 and 2014 (it being understood that the Joint Lead Arrangers acknowledge receipt of such audited financial statements) and audited consolidated balance sheets of the Target as of December 31, 2013 and 2014 and related audited consolidated statements of operations and cash flows of Target for the fiscal years ended December 31, 2013 and 2014 (it being understood that the Joint Lead Arrangers acknowledge receipt of such audited financial statements), (B) unaudited consolidated balance sheets and related statements of operations and cash flows of the Acquiror and the Target for each interim quarterly period subsequent to December 31, 2014 (but only if such period is one of the first three fiscal quarters of a fiscal year) ended at least 45 days prior to the Closing Date (it being understood that the Joint Lead Arrangers acknowledge receipt of such unaudited financial statements of the Acquiror and the Target for the fiscal quarter ended March 31, 2015) and (C) a pro forma consolidated balance sheet and related pro forma consolidated statement of operations (but not a pro forma statement of cash flows) of the Borrower (after giving effect to the Acquisition and the other Transactions) as of and for the four fiscal quarter period ending on the last day of the most recently completed four fiscal quarter period ended at least 120 days prior to the Closing Date (if such period is a fiscal year) or at least 45 days prior to the Closing Date (if such period is one of the first three fiscal quarters of a fiscal year), prepared after giving effect to the Acquisition and other Transactions as if the Transactions had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of the statement of operations).

5.                                      Information; Cooperation; Marketing Period.  The Joint Lead Arrangers shall have been afforded a period prior to the Closing Date (the “Marketing Period”) of at least 15 consecutive Business Days (as defined in the Acquisition Agreement) (ending on the business day no later than the business day immediately prior to the Closing Date) following the earlier of (x) delivery of a Confidential Information Memorandum with respect to the Senior Credit Facilities and (y) delivery of the information required to be delivered under Section 4 of the Commitment Letter necessary for inclusion in a Confidential Information Memorandum with respect to the Senior Credit Facilities (the “Required Bank Information”), provided, that (i) Friday, July 3, 2015 shall not be considered a Business Day for purposes

Exhibit D-2

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED.  ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

of calculating such Marketing Period and (ii) if such 15 consecutive Business Day period shall not have ended prior to August 22, 2015, then such period shall not commence prior to September 8, 2015.  If the Borrower shall in good faith reasonably believe that it has delivered the Required Bank Information, it may deliver to the Joint Lead Arrangers written notice to that effect (stating when it believes it completed the applicable delivery), in which case the Required Bank Information shall be deemed to have been delivered on the date of the applicable notice, unless the Joint Lead Arrangers in good faith reasonably believe that the Borrower has not completed delivery of the Required Bank Information, and, within 3 business days after their receipt of such notice from the Borrower, the Joint Lead Arrangers deliver a written notice to the Borrower to that effect (stating with reasonable specificity the Required Bank Information that has not been delivered).

6.                                      Prior Marketing of Permanent Instruments.  With respect to the Bridge Loan Facility, we shall be satisfied that the Company has used its commercially reasonable efforts to cause the Notes to be issued and sold prior to the Closing Date, which efforts shall include (a) delivery to the Financial Institutions as soon as reasonably practicable and in any event prior to the Required Marketing Period, a complete (as reasonably determined by us) preliminary offering memorandum (the “Preliminary Offering Memorandum”) usable in a customary high-yield road show relating to a Rule 144A offering of the Notes, containing all financial statements and other financial data (including selected financial data) to be included therein (including all audited financial statements, all unaudited financial statements (each of which shall have undergone a SAS 100 review) and all appropriate pro forma financial statements) prepared in accordance with, or reconciled to, generally accepted accounting principles in the United States, in each case, of the type and form customarily included in preliminary offering memoranda for transactions of this type (other than for the avoidance of doubt (i) financial statements and data required by Rules 3-09, 3-10 or 3-16 of Regulation S-X, (ii) segment financial data, although customary qualitative disclosure with respect to clauses (i) and (ii), to the extent applicable, will be provided or (iii) information regarding compensation discussion and analysis as required by Item 402 of Regulation S-K) (collectively, the “Required Information”); provided the condition described in clause (a) will also be deemed satisfied if the Notes are offered on a registered basis and the Company has delivered a preliminary prospectus with respect to an offering of the Notes (the “Preliminary Prospectus”) containing the information that is customarily included in a preliminary prospectus for transactions of this type and required in a registered offering of Notes on a Form S-1 registration statement (including all audited financial statements, all unaudited financial statements (each of which shall have undergone a SAS 100 review) and all appropriate pro forma financial statements), but excluding information that would not customarily be included in a preliminary prospectus of a first-time issuer of Notes and (b) the participation of senior management and representatives of the Company and the Target in the road show.  The Financial Institutions shall have been offered a period of not less than 15 consecutive business days after delivery of such complete printed Preliminary Offering Memorandum to seek to place the Notes (ending on the business day no later than the Business Day immediately prior to the Closing Date) (such period, the “Required Marketing Period”), provided that (i) Friday, July 3, 2015 shall not be considered a Business Day for purposes of calculating such Required Marketing Period and (ii) if such 15 consecutive Business Day period shall not have ended prior to August 22, 2015, then such period shall not commence prior to September 8, 2015.

Notwithstanding the foregoing, the Required Marketing Period shall be deemed not to have commenced, if prior to the completion of such period, (A) the Company auditor shall have withdrawn its audit opinion with respect to any year end audited financial statements set forth in the Preliminary Offering Memorandum, (B) the financial statements included in the Preliminary Offering Memorandum

Exhibit D-3

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED.  ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

would be required to be updated under Rule 3-12 of Regulation S-X in order to be sufficiently current on any day during such period to permit a registration statement using such financial statements to be declared effective by SEC on the last day of such period, in which case the Required Marketing Period shall not be deemed to commence until the receipt of updated financial information that would be required under Rule 3-12 of Regulation S-X to permit a registration statement using such financial statements to be declared effective by the SEC on the last day of such new period, or (C) the Company shall have publicly announced any intention to restate any material financial information included in the Preliminary Offering Memorandum or that any such restatement is under consideration, in which case the Required Marketing Period shall be deemed not to commence unless and until such restatement has been completed or the Company has determined that no restatement shall be required.

7.                                      Comfort Letter.  With respect to the Bridge Loan Facility, the independent accountants that have audited the financial statements contained in the Preliminary Offering Memorandum relating to the issuance of the Notes shall make available and have delivered to the Financial Institutions, (i) no later than the delivery to the Financial Institutions of the Preliminary Offering Memorandum in accordance with preceding paragraph, in a form they are prepared to execute, a draft in customary form for Rule 144A offerings of securities like the Notes (including, without limitation, the items included in the “circle-up” and the degree of comfort provided with respect thereto), of a comfort letter prepared in accordance with the requirements of SAS 72 covering the financial statements and other data included and incorporated by reference in the Preliminary Offering Memorandum (the “Comfort Letter”), (ii) no later than reasonably promptly after the pricing of the Notes Offering (but in any event not later than the calendar day immediately following the pricing of the Notes Offering), an executed copy of the Comfort Letter dated the date of the pricing of the Notes Offering and (iii) on the date of consummation of the issuance of the Notes Offering, a “bring down” comfort letter in customary form for Rule 144A offerings of securities like the Notes; provided that the foregoing condition will also be deemed satisfied if (x) the Notes are offered on a registered basis and (y) such accountants have delivered draft, executed and bring down comfort letters in respect of the Preliminary Prospectus in customary form for registered offerings of securities like the Notes within the timeframes described in clauses (i), (ii) and (iii) respectively.

8.                                      Payments; Obligations.  All costs, fees, expenses (including reasonable and documented legal fees and out-of-pocket expenses and recording taxes and fees) and other compensation and amounts payable on the Closing Date to us, the Lenders or any of our or their respective affiliates pursuant to the Commitment Letter or the Fee Letter, shall have been (or concurrently with the initial funding of the Facilities will be) paid to the extent due and payable in accordance with the terms, respectively, thereof and invoiced at least 2 business days (unless otherwise reasonably agreed by the Borrower) prior to the Closing Date.  The Debt Financing Letters shall be in full force and effect.

9.                                      Customary Closing Documents.  Delivery of the following customary documents, consistent with the Documentation Principles: customary lien, litigation and tax searches with respect to the Borrower and the Guarantors, customary legal opinions, corporate records and documents from public officials and customary officers’ certificates and payoff letters with respect to the Refinanced Debt shall have been delivered.  In addition, you shall have delivered (a) at least three business days prior to the Closing Date, all documentation and other information about the Borrower and the Guarantors required by U.S. regulatory authorities under applicable “know- your-customer” and anti-money laundering rules and regulations, including the Patriot Act as has been reasonably been requested in writing at least ten days prior to the Closing Date by the Joint Lead Arrangers and (b) a certificate from the chief financial officer of the Borrower in the form attached as Exhibit E.

Exhibit D-4

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED.  ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS

AMENDED.

10.                               Accuracy of Representations and Warranties.  The Specified Representations shall be true and correct in all material respects (provided, that any representation and warranty that is qualified as to “materiality,” “material adverse effect” or similar language shall be true and correct in all respects (after giving effect to any such qualification therein)) and the Specified Acquisition Agreement Representations shall be true and correct except for any and all breaches of such Specified Acquisition Agreement Representations that do not give rise, individually or in the aggregate, to the right to terminate your (or any of your applicable affiliates’) obligations under the Acquisition Agreement or decline to consummate the Acquisition as a result of any such breaches of the Specified Acquisition Agreement Representations (as determined without giving effect to any waiver, amendment or other modification thereto).

Exhibit D-5

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED.  ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXHIBIT E TO COMMITMENT LETTER

SOLVENCY CERTIFICATE

[BORROWER]

[     ], 20[ ]

Pursuant to Section [_] of the Credit Agreement, dated as of the date hereof (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among [                  ], the undersigned [chief accounting officer][other officer with equivalent duties] of the Borrower hereby certifies as of the date hereof, solely on behalf of the Borrower and not in his or her individual capacity and without assuming any personal liability whatsoever, that:

I am familiar with the finances, properties, businesses and assets of the Borrower and its Subsidiaries and the Target and its Subsidiaries.(1)  I have reviewed the Loan Documents and such other documentation and information and have made such investigation and inquiries as I have deemed necessary and prudent therefor.  I have also reviewed the consolidated financial statements of the Borrower and its Subsidiaries and the Target and its Subsidiaries, including projected financial statements and forecasts relating to statements of operations and cash flow statements of the Borrower and its Subsidiaries and the Target and its Subsidiaries, respectively.

On the Closing Date, after giving effect to the Transactions, the Borrower and its Subsidiaries (on a consolidated basis) (a) have property with fair value greater than the total amount of their debts and liabilities, contingent (it being understood that the amount of contingent liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability), subordinated or otherwise, (b) have assets with present fair salable value not less than the amount that will be required to pay their liability on their debts as they become absolute and matured, (c) will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as they become absolute and matured and (d) are not engaged in business or a transaction, and are not about to engage in business or a transaction, for which their property would constitute an unreasonably small capital.

All capitalized terms used but not defined in this certificate shall have the meanings set forth in the Credit Agreement.

IN WITNESS WHEREOF, I have executed this Certificate as of the date first written above.

AMAG PHARMACEUTICALS, INC.

By:
Name:	Frank E. Thomas
Title:	President and Chief Operating Officer

(1)  Subsidiaries” to be defined in a manner consistent with the Documentation Principles.

Exhibit E-1

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED.  ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Exhibit D-2